    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997


                                                      REGISTRATION NO. 333-13941
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                         ------------------------------

                DELAWARE                                    7929                                   13-3906452
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
             INCORPORATION                             CLASSIFICATION                         IDENTIFICATION NO.)
            OR ORGANIZATION)                            CODE NUMBER)

                            ------------------------

                        420 West 45th Street, 5th Floor
                               New York, NY 10036
                                 (212) 957-9393
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)

                         ------------------------------

                                 John Loeffler
                                   President
                        420 West 45th Street, 5th Floor
                               New York, NY 10036
                                 (212) 957-9393
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                         ------------------------------

                                With copies to:

         Walter M. Epstein, Esq.                     Michael DiGiovanna, Esq.
   Rubin Baum Levin Constant & Friedman            Parker Duryee Rosoff & Haft
           30 Rockefeller Plaza                          529 Fifth Avenue
            New York, NY 10112                          New York, NY 10017
              (212) 698-7758                              (212) 599-0500

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier registration statement for the same offering. / / ______

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED       PER SECURITY(1)         PRICE(1)        REGISTRATION FEE
Units, each consisting of one share of Common
  Stock, par value $.01 per share, and one
  Warrant, each to purchase one-half share of
  Common Stock................................        1,150,000(2)               $7.00          $8,050,000           $2,439.40
Common Stock, par value $.01 per share,
  issuable upon exercise of the Warrants(3)...          575,000(2)               $8.40          $4,830,000           $1,463.64
Representative's Warrants, each to purchase
  one Unit, each consisting of one share of
  Common Stock, par value $.01 per share, and
  one Warrant, each to purchase one-half share
  of Common Stock(4)..........................             100,000               $.001                $100                $.04
Units, each consisting of one share of Common
  Stock, par value $.01 per share, and one
  Warrant, each to purchase one-half share of
  Common Stock, issuable upon exercise of the
  Representative's Warrants(3)................             100,000               $7.70            $770,000             $233.34
Common Stock, par value $.01 per share,
  issuable upon exercise of the Warrants
  contained in the Units issuable upon
  exercise of the Representative's
  Warrant(3)..................................              50,000               $8.40            $420,000             $127.28
Common Stock, par value $.01 per share, to be
  sold by Selling Stockholders(5).............              78,333               $7.00            $548,331             $166.17
Total Registration Fee........................                                                 $14,618,431           $4,429.87(6)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Assumes the Representative's over-allotment option to purchase up to 150,000 additional Units is exercised in full.

(3) Pursuant to Rule 416, there are also being registered such indeterminable additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the Warrants and the Representative's Warrants.

(4) Represents warrants to be issued by the Company to the Representative at the time of delivery and acceptance of the securities to be sold by the Company to the public hereunder.

(5) Represents 78,333 shares of Common Stock owned by stockholders of the Company which are being registered for offer and sale on a delayed basis pursuant to Rule 415.

(6) $4,429.87 of this amount has been previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL SUCH REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement covers the registration of:

    (i) 1,150,000 Units ("Units"), including Units to cover over-allotments for sale by the Company in an underwritten public offering (the "Offering"), each Unit consisting of:

        (a) one share of Common Stock, $.01 par value per share (the "Common Stock"), of Paradise Music & Entertainment, Inc. (the "Company"), for an aggregate of 1,150,000 shares of Common Stock; and

        (b) one Redeemable Warrant (the "Warrants"), with two Warrants entitling the holder thereof to purchase one share of Common Stock, for an aggregate of 575,000 shares of Common Stock;

    (ii) the Representative's Warrants, exercisable into 100,000 Units and the underlying Common Stock and Warrants, for an aggregate of 100,000 Warrants and 150,000 shares of Common Stock; and

    (iii) an additional 78,333 shares of Common Stock (the "Selling Stockholder Securities") for sale by the holders thereof (the "Selling Stockholders").

    Following the Prospectus for the Offering are certain pages of the Prospectus relating solely to the Selling Stockholder Securities, including alternate front and back cover pages and sections entitled "Public Offering" and "Selling Stockholders and Plan of Distribution" to be used in lieu of "Offering by Selling Stockholders" and "Underwriting" contained in the Prospectus relating to the Offering. All other sections of the Prospectus for the Offering are to be used in the Prospectus relating to the Selling Stockholder Securities.

                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED JANUARY 17, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                1,000,000 UNITS

                 CONSISTING OF 1,000,000 SHARES OF COMMON STOCK
            AND 1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                             ---------------------


    Paradise Music & Entertainment, Inc. (the "Company") is offering (the "Offering") hereby 1,000,000 Units (the "Units"), each consisting of one share of its common stock (the "Common Stock") and one redeemable common stock purchase warrant (the "Warrants"). The shares of Common Stock and Warrants will be separately transferable immediately upon issuance. Two Warrants will entitle the registered holder thereof to purchase one share of Common Stock at a price of $7.20 per share, subject to adjustment, at any time commencing on the date of
this Prospectus and terminating on             , 2001 [four years from the date
of this Prospectus]. The Warrants will be redeemable, at the option of the Company, at a price of $0.05 per Warrant upon not less than 30 days' written notice if the average closing bid price of the Common Stock has been equal to or greater than 120% of the then exercise price of the Warrants for 20 consecutive trading days ending on the fifth day prior to the notice of redemption. See "Description of Securities" for additional terms of the Warrants.


    Concurrently with the Offering, the Company also has registered on behalf of certain stockholders (the "Selling Stockholders") an additional 78,333 shares of Common Stock (the "Selling Stockholder Securities"). The Selling Stockholders have agreed not to sell any of the Selling Stockholder Securities for at least one year after the closing of the Offering. Sales of Selling Stockholder Securities or even the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The Company will not receive any proceeds from the sale of the Selling Stockholder Securities. See "Offering by Selling Stockholders."


    Prior to the Offering there has been no public market for the Common Stock or Warrants. It is currently estimated that the initial public offering price of the Units will be between $6.00 and $7.00 per Unit. For factors considered in determining the initial public offering price, see "Underwriting." The Company has applied to have the Common Stock and Warrants approved for quotation on The Nasdaq SmallCap Market ("Nasdaq SCM") under the symbols "PDSE" and "PDSEW", respectively, and listing on the Boston Stock Exchange ("BSE") under the symbols "PMU" and "PMUW", respectively.

                           --------------------------

     THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES A HIGH DEGREE OF
                                     RISK.
                SEE "RISK FACTORS" COMMENCING ON PAGE 7 HEREOF.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
       THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                                                             PRICE TO     UNDERWRITING   PROCEEDS TO
                                                                              PUBLIC      DISCOUNTS(1)   COMPANY (2)
                                                                          --------------  ------------  --------------
Per Unit................................................................           $6.00          $.60           $5.40
Total (3)...............................................................   $6,000,000.00   $600,000.00   $5,400,000.00


--------------------------


(1) Does not include additional compensation to Donald & Co. Securities Inc., acting as representative (the "Representative") of the several underwriters identified elsewhere herein (the "Underwriters"), in the form of a nonaccountable expense allowance of 3% of the gross proceeds of the Offering. The Company has also agreed to sell to the Representative warrants to purchase up to 100,000 Units at an exercise price of $8.28 per Unit, subject to adjustment, exercisable over a period of four years commencing one year from the date hereof (the "Representative's Warrants") and to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."



(2) Before deducting estimated expenses payable by the Company, including the Representative's nonaccountable expense allowance of $180,000 ($207,000 if the Representative's Over-Allotment Option, as hereinafter defined, is exercised in full), estimated at $600,000 ($627,000 if the Over-Allotment Option is exercised in full).



(3) The Company has granted the Representative a 45-day option (the "Over-Allotment Option") to purchase up to 150,000 Units upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Company will be $6,900,000, $690,000 and $6,210,000, respectively. See "Underwriting."


    The Units are being offered by the Underwriters subject to receipt and acceptance by the Underwriters, subject to approval of certain legal matters by counsel and subject to prior sale. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates will be made against payment
therefor on or about             , 1997, at the offices of Donald & Co.
Securities Inc., 65 East 55th Street, New York, New York 10022.
                           --------------------------

                          DONALD & CO. SECURITIES INC.

                 THE DATE OF THIS PROSPECTUS IS             , 1997

                            ------------------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR THE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

The Company intends to furnish its stockholders with annual reports containing audited financial statements of the Company, after the end of each fiscal year, and make available such other periodic reports as the Company may deem appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY IN THIS PROSPECTUS GIVE PRO FORMA EFFECT TO THE EFFECTIVENESS OF (I) THE EXCHANGE AGREEMENT (THE "EXCHANGE AGREEMENT") DATED OCTOBER 9, 1996 AMONG THE COMPANY, JOHN LOEFFLER, JON SMALL, BRIAN DOYLE AND RICHARD FLYNN, AND (II) THE EMPLOYMENT AGREEMENTS, AS AMENDED (THE "EMPLOYMENT AGREEMENTS"), EACH DATED OCTOBER 9, 1996 BETWEEN THE COMPANY AND EACH OF JOHN LOEFFLER, JON SMALL, BRIAN DOYLE AND RICHARD FLYNN. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY INCLUDE JOHN LEFFLER MUSIC, INC. D/B/A RAVE MUSIC AND ENTERTAINMENT ("RAVE"), PICTURE VISION, INC. ("PICTURE VISION") AND ALL ACCESS ENTERTAINMENT MANAGEMENT GROUP, INC. ("ALL ACCESS"), EACH OF WHICH IS A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY. UNLESS OTHERWISE INDICATED, INFORMATION IN THIS PROSPECTUS ASSUMES (I) NO EXERCISE OF THE OVER-ALLOTMENT OPTION, (II) NO EXERCISE OF THE REPRESENTATIVE'S WARRANTS AND (III) NO EXERCISE OF ANY OTHER WARRANT OR OPTION OF THE COMPANY.

                                  THE COMPANY

GENERAL

    The Company is a music and entertainment company focused on providing music driven content for the music and entertainment industry. The Company's current businesses include: the commercial production of original music scores and advertising themes for television, radio and film; the production of music videos and music specials for television; and music artist management. The Company's operations are currently conducted through its three wholly-owned operating subsidiaries: Rave, Picture Vision, and All Access. The Company provides a range of in-house products and services for music driven content production, which combination of in-house products and services, the Company believes, is not provided by other independent music companies. The Company believes that this combination of in-house products and services provide it with certain competitive advantages potentially resulting in lower costs and greater convenience for its customers. See "Business."

    Following the Offering, the Company's strategy is to: (i) invest in and expand its current businesses; (ii) establish one record label; and (iii) commence an acquisition program to acquire or develop small complementary music driven businesses. Through the implementation of this strategy, the Company intends to expand the range of music driven products and services it provides and the size of its business.

CURRENT BUSINESS

    The Company's commercial music production business is conducted through Rave, which was founded in 1986 by John Loeffler, the President of the Company. The Company creates original music scores and advertising themes for television, radio, and film. This business involves creating original music, hiring musicians, recording music in its in-house recording studios and submitting final, ready to use, compositions. Rave has composed and produced more than 2,000 commercial scores and has received various awards, including awards from the American Society of Composers, Authors and Publishers ("ASCAP"). See "Business--Current Business--Commercial Music."

    The Company's music video and television music special production business is conducted through Picture Vision, which was founded in 1984 by Jon Small, an Executive Vice President of the Company. The Company produces music videos used to promote music artists as well as music specials and programs for television networks and other video broadcasters. In connection with this business the Company, utilizing both in-house capabilities and independent contractors, directs, produces, story-writes, art directs, scouts locations, produces special effects, edits, contracts, and manages the production. Picture Vision has produced numerous music videos and television music video specials for many well known artists and has won MONITOR and ACE awards. For work he directed for Picture Vision, Mr. Small was awarded the "1995 Music Video Director Of The Year" by the Country Music Association. See "Business--Current Business--Video Production."

    The Company's music artist management services are provided by All Access, which currently manages the careers of the following eight music artists and/or music groups: Carly Simon; Daryl Hall; Daryl Hall & John Oates; Thin Lizard Dawn; Screaming Headless Torsos; Stacy Wilde; Coward; and Fat. All Access was founded in 1994 by Brian Doyle and Richard Flynn, each an Executive Vice President of the Company. The services provided to clients include securing recording and publishing contracts, advising on the creative aspects of their music and public image and organizing the many aspects of touring, publicity, television appearances, videos, and business affairs. See "Business--Current Business-- Music Artist Management."

    Each of the Company's businesses will seek to make substantial use of the capabilities of its other businesses in order to lower costs and increase efficiency. There can be no assurance that any such efficiencies will be achieved.

DEVELOPMENT OF RECORDED MUSIC BUSINESS

    The Company will enter into the recorded music business by establishing one independent record label under a soon-to-be formed subsidiary referred to in this Prospectus as PRM. It is anticipated that this record label will be a contemporary label featuring alternative and adult contemporary artists. The Company will seek to sign artists believed to have commercial appeal, but who will not require substantial advances or special production facilities. Typically these artists will be commercially unknown recording artists. The Company will also seek to hire established producers who are attracted to the potentially greater independence and flexibility which it is believed can be offered by an independent music company. PRM will be under the direction of Brian Doyle and Richard Flynn and will, to the extent practicable, utilize the in-house recording studios and video production facilities of the Company. Until it can support a higher level of overhead, PRM will, to the extent practicable, use the existing resources of the Company, particularly those employed in its artist management services business. It is anticipated that additional record labels may be acquired pursuant to the acquisition program. See "Use of Proceeds" and "Business--Development of Recorded Music Business" and "--Acquisition Program."

ACQUISITION PROGRAM

    The music and entertainment industry includes six major companies in the area of recorded music and thousands of smaller independent music entities in the area of recorded music and the broader music business. The Company believes that many owners of independent music entities do not enjoy certain benefits which the Company intends to offer. These benefits include the ability to provide a broader range of services to their clients and greater liquidity and potential for capital enhancement through ownership of a publicly traded entity. Other benefits that the Company believes it can provide acquired entities are access to capital, management expertise and a broad range of industry contacts. See "Business--Acquisition Program."

    The Company's acquisition program will concentrate on acquisitions of small complementary music driven businesses in the music and entertainment industry. For purposes of this Prospectus, the term "acquisition" includes not only the purchase of existing businesses but also joint ventures or similar arrangements with existing businesses and with individuals seeking to establish businesses in specific areas of the music and entertainment business. The Company initially will target acquisitions of up to $5 million. In its business acquisitions, the Company will seek to acquire established companies and engage in other acquisitions which the Company believes may generate, under its management, profits and opportunities for growth. The Company anticipates that by targeting acquisitions in areas in which the Company's existing management has expertise, the Company will be better able to attempt to achieve operating efficiencies by merging a portion of the overhead of acquired entities into the Company's existing infrastructure. The Company intends to use equity, cash, debt instruments or a combination thereof in making acquisitions. The Company believes that larger companies are not interested in acquisitions of this size, and that smaller companies, due to the complexity involved in acquiring and integrating additional smaller entities, will not compete as aggressively for such acquisitions. The Company further believes that, consistent with the broad range of experience of its management combined with the development of its businesses, that it will be able to compete effectively with other small companies for acquisitions. To accomplish its acquisition program, the Company, in the future, may need to obtain additional financing. See "Risk Factors--Future Capital Needs; Uncertainty of Future Funding" and "Business--Acquisition Program."

    The Company has no present agreements, understandings or negotiations relating to any current or pending acquisitions. There can be no assurance that the acquisition program will be successful, that companies acquired by the Company will be profitable or that the Company will be able to achieve substantial growth. See "Risk Factors."

CORPORATE INFORMATION


    The Company was incorporated in Delaware in July 1996, at which time it issued 125,000 shares of Common Stock at par value in connection with its initial capitalization. On October 9, 1996, the Company consummated the Exchange Agreement, pursuant to which it issued an aggregate of 873,000 shares of Common Stock to John Loeffler, Jon Small, Brian Doyle and Richard Flynn in exchange for all of the outstanding common stock of each of Rave, Picture Vision and All Access.


    The Company's principal executive offices are currently located at 420 West 45th Street, New York, New York 10036. The Company's telephone number is (212) 957-9393. Subsequent to the Offering, the Company will relocate its New York operations. See "Business--Facilities."

                                  THE OFFERING

Securities Offered..........................  1,000,000 Units, each Unit consisting of one share of Common Stock and one Warrant. Two
                                              Warrants entitle the holder thereof to
                                              purchase, at an exercise price of $7.20 per
                                              share (at an assumed initial public offering
                                              price of $6.00 per Unit), one share of Common
                                              Stock at any time prior to            , 2001.
                                              The exercise price of the Warrants is subject
                                              to adjustment and the Warrants are subject to
                                              redemption in certain circumstances. See
                                              "Description of Securities--Warrants."
Common Stock Outstanding Prior to the
  Offering..................................  1,080,333 shares
Common Stock Outstanding After the
  Offering..................................  2,080,333 shares
Use of Proceeds.............................  The net proceeds of the Offering will be used for: (i) the establishment of the Company's
                                              recorded music business; (ii) the acquisition
                                              program, (iii) expanding existing businesses;
                                              (iv) the purchase of new equipment; and (v)
                                              working capital and general corporate
                                              purposes. See "Use of Proceeds."


Proposed Trading Symbols(1):                  NASDAQ SCM      BSE
 Common Stock...............................     PDSE         PMU
  Warrants..................................    PDSEW         PMUW


------------------------


(1) Notwithstanding quotation on the Nasdaq SCM and listing on the BSE, there can be no assurance that an active trading market for the Company's securities will develop, or, if developed, that it will be sustained.


                                  RISK FACTORS

    An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. Prior to making any investment decision, prospective investors should read and carefully review the "Risk Factors" section of this Prospectus.

                      SUMMARY FINANCIAL AND OPERATING DATA

    The summary financial information set forth below is derived from the consolidated financial statements included elsewhere in this Prospectus and should be read in conjunction with such consolidated financial statements and the notes thereto.

                                                               FISCAL YEARS ENDED          THREE MONTHS ENDED
                                                                    JUNE 30,                 SEPTEMBER 30,
                                                           --------------------------  --------------------------
                                                               1996          1995          1996          1995
                                                           ------------  ------------  ------------  ------------
STATEMENT OF OPERATIONS DATA:
Revenues.................................................  $  3,638,192  $  3,379,848  $  1,087,988  $  1,149,660
                                                           ------------  ------------  ------------  ------------
Operating expenses:
  Cost of sales..........................................     1,939,807     2,096,076       559,701       567,288
  Marketing, selling general and administrative..........     1,610,097     1,386,270       455,160       387,283
                                                           ------------  ------------  ------------  ------------
Total operating expenses.................................     3,549,904     3,482,346     1,014,861       954,571
                                                           ------------  ------------  ------------  ------------
Income (loss) before income taxes........................        88,288      (102,498)       73,127       195,089
Income taxes.............................................        10,500       --              1,200         9,000
                                                           ------------  ------------  ------------  ------------
Net income (loss)........................................  $     77,788  $   (102,498) $     71,927  $    186,089
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Income (loss) before pro forma income taxes (credits)
  (1)....................................................  $     88,288  $   (102,498) $     73,127  $    195,089
Pro forma income taxes (credits) (1).....................        26,000       (37,000)       22,000        78,000
                                                           ------------  ------------  ------------  ------------
Pro forma net income (loss) (1)..........................  $     62,288  $    (65,498) $     51,127  $    117,089
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Pro forma net income (loss) per
  common share (1)(2)....................................  $        .06  $       (.07) $        .05  $        .11
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Weighted average shares outstanding......................     1,039,167       990,667     1,039,167     1,039,167
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                                                                    JUNE 30, 1996        SEPTEMBER 30, 1996
                                                                    -------------  -------------------------------
                                                                                                       AS
                                                                       ACTUAL        ACTUAL    ADJUSTED(3)(4)(5)(6)
                                                                    -------------  ----------  -------------------
BALANCE SHEET DATA:
Working capital...................................................   $    39,754   $  112,932     $   5,142,931
Total assets......................................................       330,009      361,266         5,381,265
Total current liabilities.........................................       190,029      149,359           149,359
Retained earnings.................................................       119,160      191,087            13,245
Total stockholders' equity........................................       139,980      211,907         5,231,906

------------------------

(1) Pro forma data gives effect to two of the Company's subsidiaries terminating their "S" corporation status effective on October 9, 1996 and restates the prior periods.


(2) Pro forma net income (loss) per common share is computed based upon the weighted average number of shares of Common Stock outstanding during the periods and gives effect to certain adjustments described below. Pursuant to the requirements of the Securities and Exchange Commission (the "Commission"), all stock issued within the 12 months immediately preceding the initial filing of the Registration Statement (as herein defined) for the Offering at a price below the initial public offering price, totaling 1,080,333 shares of Common Stock, have been included in the calculation for all periods presented.


(3) As adjusted to give effect to the pro forma reclassification of retained earnings to capital in excess of par value of two subsidiaries which had been previously classified as "S" corporations.


(4) As adjusted to give effect to the sale of 1,000,000 Units in the Offering (after deduction of underwriting discounts and estimated expenses to be incurred by the Company in connection with the Offering). See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


(5) As adjusted to give effect to the sale of 78,333 shares of Common Stock subsequent to September 30, 1996 at a price of $3.00 per share.

(6) As adjusted to give effect to the issuance of 4,000 shares of Common Stock to an attorney subsequent to September 30, 1996.

                                  RISK FACTORS

    AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING UNITS OFFERED HEREBY.

RECENTLY CONSOLIDATED ENTITY; NO ASSURANCE OF FUTURE PROFITABILITY

    While the Company's subsidiaries have operating histories, the Company was recently organized and has no history as a consolidated enterprise. The integration of the consolidated entities may take a significant amount of time to achieve successfully, if ever. The failure to successfully integrate the business of its subsidiaries would have a materially adverse effect on the Company. Future operating results will depend on many factors, including the start up costs of the record label and future divisions, if any, demand for the Company's products and services, the level of competition, the Company's ability to acquire, develop and market new artists, products and services, the ability to integrate acquired entities, if any, and the ability of its officers and key employees to manage the Company's business and control costs. There can be no assurance that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

DEPENDENCE ON SENIOR MANAGEMENT; ATTRACTION AND RETENTION OF KEY PERSONNEL

    The business of the Company is highly dependent on the skill and creativity of its employees. The success of the Company will be largely dependent on the skills, experience and efforts of its senior management, John Loeffler, Jon Small, Brian Doyle and Richard Flynn, each of whom has an employment agreement with the Company. In addition, the Company's success will depend in large part upon its ability to attract and retain qualified management, marketing and sales personnel. The Company competes for personnel with other companies and organizations. There can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The loss of the services of any of John Loeffler, Jon Small, Brian Doyle or Richard Flynn, or the Company's inability to hire or retain qualified personnel, could have a materially adverse effect on the Company. Prior to the consummation of the Offering, the Company will have in place "key man" life insurance policies, in the amount of $500,000 each, covering the lives of each of John Loeffler, Jon Small, Brian Doyle and Richard Flynn. See "Management."

CERTAIN RISKS INHERENT IN THE RECORDED MUSIC INDUSTRY

    By entering into the recorded music business, the Company will be subject to all the risks of establishing a new business including the possibility of losses by the record label, particularly in its start up phase. Additionally, the recorded music industry, which has experienced a recent reduction in its growth rate, contains certain particular risks. Each recording is an individual artistic work, and its commercial success is primarily determined by consumer taste, which is unpredictable and constantly changing. Accordingly, there can be no assurance as to the financial success of any particular release, the timing of such success or the popularity of any particular artist. Furthermore, changes in the timing of new releases can cause significant fluctuations in quarterly operating results. There can be no assurance that the Company will be able to generate sufficient revenues from successful releases to cover the costs of unsuccessful releases. In accordance with industry practice, the Company's future recorded music products will be sold primarily on a returnable basis. The Company will establish reserves for future returns of products based on its return policies and return experience. An increase in returns over the Company's reserves could adversely affect the Company's results of operations. See "Risk Factors--Quarterly and Yearly Fluctuations; Seasonality."

    Following the Offering, the Company will attempt to contract with a recorded music company, or other entity, to manufacture and distribute the Company's recorded music products through such entity's manufacturing facilities and distribution network. There can be no assurance that such an agreement will be reached or, if reached, that the terms will be advantageous to the Company. See "Business-- Development of Recorded Music Business--Manufacturing and Distribution."

    Following the Offering, the Company may be engaged, with respect to its recorded music business, in licensing activities involving both the acquisition of rights to certain master recordings and compositions for its own projects and the granting of rights to third parties in the master recordings and compositions it owns. There can be no assurance that the Company will be able to obtain licenses from third parties on terms satisfactory to the Company or at all. See "Business--Copyrights."

RISKS ASSOCIATED WITH TALENT DEVELOPMENT

    Currently, the Company has not entered into recording contracts with any artists. There can be no assurance that the Company will be able to attract artists, or, if the Company is able to attract such talent, that the Company will be able to develop that talent successfully or in such a manner that significant sales of artist product results. The Company will have to pay advances consistent with industry standards to secure the services of music artists. Should the artist's album not sell well, or should the artist fail to produce an album, the amount of the advance already paid to the artist is generally not recovered. There can also be no assurance that any of the artists to whom the Company makes advances will produce sales revenue for the Company, or if they do, that such revenue will be sufficient to recoup any advances made to them by the Company. In addition there can be no assurance that any artist developed by the Company will not request a release from his or her agreement with the Company. Because of the highly personal and creative nature of the artist's contractual obligations to the Company, it is not feasible to force an unwilling artist to perform the terms of his or her contract with the Company. If artists are signed, the loss of an artist could have a materially adverse effect on the Company. See "Business--Development of Recorded Music Business--Relationship with Artists."

MANAGEMENT OF GROWTH

    Following the Offering, the Company intends to grow and expand its business through internal expansion and through acquisitions. If such growth occurs, it will place demands on the Company's management, employees, operations and physical resources. To manage such growth, the Company will be required to continue to implement and improve its operating systems, attract and train additional qualified personnel and expand its facilities. The failure of the Company to effectively manage growth could have a materially adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

RELIANCE ON AND RISKS OF UNSPECIFIED ACQUISITIONS

    Following the Offering, the Company will initiate its acquisition program which will focus on small complementary music and entertainment entities. Some of these acquisitions could be material in size and scope. The Company believes that its future growth depends, in part, upon the successful implementation of this program. The failure of the acquisition program could have a materially adverse effect on the Company. Many of these activities may require substantial working capital in addition to the direct acquisition costs. See "Business--Acquisition Program."

    While the Company will continually be searching for acquisition opportunities, there can be no assurance that the Company will be successful in identifying attractive acquisitions. If any potential acquisition opportunities are identified, there can be no assurance that the Company will consummate such acquisitions or, if any such acquisition does occur, that it will be successful in enhancing the Company's business. The Company may in the future face increased competition for acquisition opportunities, which may inhibit the Company's ability to consummate suitable acquisitions and increase the expense of completing acquisitions. In addition, to the extent that the Company's acquisition program results in the acquisition of businesses, such acquisitions could pose a number of special risks, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the integration of acquired assets with existing assets, adverse short-term effects on reported operating results, the amortization of acquired intangible assets and the loss of key employees.

    Pursuant to its acquisition program, the Company will issue additional Common Stock which may dilute investors in the Offering. Additionally, with respect to most of its future acquisitions, the Company's stockholders will not have a chance to review the financial statements of companies being acquired or to vote on such acquisitions. See "Risk Factors--Dilution" and "Business--Acquisition Program."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF FUTURE FUNDING

    In order to implement its acquisition program or establish additional record labels or other businesses in the future, the Company may, in the future, require additional capital. In addition, even if the Offering is successfully completed, cash generated from operations may not be sufficient to fund the Company's requirements beyond the 12-month period following the date of this Prospectus. If and when the Company needs additional cash for such activities or requirements or if the Company otherwise requires additional funding, it may make additional equity or debt offerings or may borrow on the security of existing assets, the assets it is seeking to acquire or otherwise. The issuance of debt securities or borrowings could result in increased leverage and reduced or negative working capital. There can be no assurance that the Company will be able to obtain either equity or debt financing on terms acceptable to the Company, and the inability to obtain such financing could limit the Company's growth or have an adverse effect on its operations. The Company could issue debt or equity securities without the consent of persons who purchase Units in the Offering. The issuance of additional Common Stock could result in additional dilution. See "Use of Proceeds" and "Business--Acquisition Program."

COMPETITION

    The Company currently competes with numerous other businesses and individuals who produce original music scores and advertising themes for television, radio and film, produce music videos and music specials for television and provide music artist management. Many of these businesses and individuals, including Crushing Enterprises, Elias Associates and JSM Music, Inc., with respect to commercial music, The End, Propaganda and DNA, with respect to video production and Gold Mountain Entertainment, Left Bank Management and H.K. Management, with respect to artist management, have greater financial resources, and in many instances have longer operating histories, than the Company. Following the Offering, the Company intends to establish an independent record label. With respect to this and future record labels, if any, the Company will face intense competition for discretionary consumer spending from numerous other record companies and other forms of entertainment offered by film companies, video companies and others. The Company will compete directly with other recorded music companies, including the six major recorded music companies, which distribute contemporary music, as well as with other record companies for signing artists and acquiring music catalogs. Many of these competitors have significantly longer operating histories, greater financial resources and larger music catalogs than the Company. The Company's ability to compete successfully in the recorded music business will be largely dependent upon its ability to sign and retain artists who will prove to be successful and to introduce music products which are accepted by consumers. See "Business--Competition."

QUARTERLY AND YEARLY FLUCTUATIONS; SEASONALITY

    The Company believes the results of operations of its operating subsidiaries will be subject to seasonal variations, which variations may initially offset each other. However, once the Company enters into the recorded music business, the Company's results of operations from period to period may be materially affected by the timing of new record releases and, if such releases are delayed beyond the peak holiday season, the Company's operating results could be materially adversely affected. Additionally, due to the success of particular artists, artists touring schedules and the timing of music television specials, it is possible that the Company could also experience material fluctuations in revenue from year to year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE UPON MAJOR CUSTOMERS

    Approximately $365,000 and $413,000 of commercial music production revenues (approximately 10% and 12% of total revenues) for the years ended June 30, 1996 and 1995, respectively, were derived from one advertising agency (Grey Advertising). For the three months ended September 30, 1996 and 1995, approximately $99,000 and $141,000, respectively, of commercial production revenues (approximately 9% and 12% of total revenues) were derived from the same advertising agency. Approximately $700,000 and $185,000 of music artist management revenues (approximately 19% and 5% of total revenues) for the years ended June 30, 1996 and 1995, respectively, were derived from two musical artists (Carly Simon and Daryl Hall & John Oates). For the three months ended September 30, 1996 and 1995, approximately $273,000 and $320,000, respectively, of music artist management revenues (approximately 25% and 28% of total revenues) were derived from three music artists (Carly Simon, Daryl Hall & John Oates and Coward) and two musical artists (Carly Simon and Daryl Hall & John Oates), respectively. For the years ended June 30, 1996 and 1995, approximately $518,000 and $778,000, respectively, of video production revenues (approximately 14% and 23% of total revenues) were derived from the production of videos for two artists (Meatloaf and Garth Brooks) and one artist (Reba McEntire), respectively. For the three months ended September 30, 1996 and 1995, approximately $468,000 and $374,000, respectively, of video production revenues (approximately 43% and 32% of total revenues) were derived from the production of videos for six and five artists, respectively. With respect to video production, the artists for whom videos are produced are varied and constantly changing and in any given year significant revenues may or may not be derived from the production of videos from any given artist. The loss of such customers or artists could have a materially adverse effect on the Company. Revenues generated by one customer or client in one year may not be indicative of the revenue which will be generated by such customer or client in any other year. In accordance with industry custom, the Company currently operates its business based upon oral agreements and purchase orders with its artists and customers. See "Management's Discussion and Analysis of Financial Conditon and Results of Operations."

INFRINGEMENT OF COMPANY'S COPYRIGHTED MATERIALS

    In the future, if artists are signed, infringement of the Company's copyrights, in the form of unauthorized reproduction and sale of artists' recordings, may occur. If the Company achieves significant commercial success with one or more of its recordings, its recordings could be a target of "pirating"-- copying and sale in violation of the Company's copyrights in such recordings. It is impossible to estimate the potential loss in sales that could result from illegal copying and sales of the Company's recordings. The Company intends to enforce against unlawful infringement all copyrights owned by or licensed to it which are material to its business. See "Business--Copyrights."

POSSIBILITY OF BONUS WITHOUT PROFITS

    Pursuant to the Employment Agreements, four bonus plans have been established primarily for the benefit of John Loeffler, Brian Doyle, Jon Small and Richard Flynn (the "Executives").

    Under the first bonus plan, bonuses will be granted to each Executive based on earnings (as defined in the Employment Agreements) of the respective subsidiary or division which the Executive manages or co-manages. Generally the Executive receives approximately 60% of such earnings (with Messrs. Doyle and Flynn considered as one person for purposes of this calculation) up to a maximum of $375,000 of earnings for each of Rave and Picture Vision commencing with the fiscal year ending June 30, 1997 and $512,500 of earnings for All Access commencing with the fiscal year ending June 30, 1998. Messrs. Doyle and Flynn receive all earnings of All Access up to $325,000 of earnings for the year ending June 30, 1997. Each of the Executives will have the right to allocate any portion of the bonus granted to him to any of the employees of the respective subsidiary or division of such Executive. Under the second bonus plan, a bonus pool equal to 10% of the consolidated pretax earnings of the Company (after giving effect to the payment of all other bonuses), will be established for each fiscal year. Awards under this bonus pool will be granted to the Company's employees at the discretion of the Company's Board of Directors. The third bonus plan has been established for the benefit of Brian Doyle, Richard Flynn and others designated by them based on cumulative profitability of the recorded music business to reward them based on a successful launch of the record label. The maximum aggregate bonus granted under this plan will be $600,000. No bonus under this plan will be granted until the completion of the first fiscal year in which the cumulative net earnings before taxes of the record label, including Brain Doyle's base salary paid by the record label, exceeds $1,000,000. No bonus will be granted under this plan after fiscal 2001. The fourth bonus plan has been established as an incentive for successful consummation of special projects pre-designated by the Compensation Committee. Such plan provides for a bonus, if the net profits (as defined in the Employment Agreements) from the special project exceed $1,000,000. Such bonus will be calculated on 15% of net profits realized therefrom in excess of any bonus paid to such Executive pursuant to the first bonus plan. After the payment of any bonus pursuant to the fourth bonus plan, there will be payable 15% of future royalty revenue derived from such special project.

    Upon the closing of the Offering, John Loeffler and Jon Small will each receive an initial advance on future possible bonuses of $56,250. Upon the closing of the Offering, Richard Flynn and Brian Doyle will each receive an initial advance on future possible bonuses of $81,250 and $81,250, respectively. Thereafter, in each subsequent fiscal quarter the Company may grant, at the request of the Executives and upon the approval of the Compensation Committee, additional advances to be offset against bonuses payable. See "Management--Executive Compensation--Compensation Agreements."

    Based on the foregoing, it is possible that one or more of the Executives may be paid bonuses, based upon their respective subsidiaries or divisions achieving the performance targets set forth above or based upon the successful completion of special projects, even though the Company as a whole may have suffered a loss for such year. See "Management--Executive Compensation--Compensation Agreements."

NO PRIOR PUBLIC MARKET AND POSSIBLE VOLATILITY OF PRICE

    Prior to the Offering, there has been no public market for the Common Stock and Warrants, and there can be no assurance that an active public market for the Common Stock and Warrants will develop or be sustained after the Offering. The stock market generally, and securities of entertainment companies in particular, have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company. The Company believes factors such as quarterly fluctuations in results of operations, timing of product releases, announcements of new products and acquisitions by the Company or by its competitors, changes in earnings estimates by research analysts, changes in accounting treatments or principles and other factors may cause the market price of the Common Stock and Warrants to fluctuate, perhaps substantially. These fluctuations, as well as general economic, political and market conditions, may adversely affect the market prices of the Common Stock and Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The initial public offering price of the Units has been determined by negotiations among the Company and the Representative and may not be indicative of the prices that may prevail for the Common Stock and the Warrants in the public market, and is not necessarily related to the Company's asset value, net worth, results of operations or any other established criteria of value. See "Underwriting."

DILUTION

    The initial public offering price of the Units offered hereby is substantially higher than the net book value of the currently outstanding Common Stock. Therefore, purchasers of the Units offered hereby will experience immediate and substantial dilution in the net tangible book value of the Common Stock in the amount of $3.49 per share (58%) (assuming no portion of the initial public offering price is attributable to the Warrants). Existing stockholders paid an average of $.25 per share of Common Stock. See "Dilution."


    Purchasers of the Common Stock offered hereby may experience dilution in the future as a result of Common Stock issued pursuant to the Company's acquisition program. See "Business--Acquisition Program."

DIVIDEND POLICY

    The Company has never declared or paid a cash dividend on its Common Stock and does not expect to pay cash dividends in the foreseeable future. See "Dividend Policy."

CONTROL BY MANAGEMENT

    Upon completion of the Offering, the Company's officers and directors and their respective affiliates will beneficially own approximately 49.6% (approximately 46.3% if the Over-Allotment Option is exercised in full) of the Company's outstanding Common Stock. Although no voting agreements or similar arrangements among such stockholders will exist upon completion of the Offering, if such stockholders were to act in concert in the future, they would effectively be able to elect all of the directors of the Company, approve or disapprove certain matters requiring stockholder approval and otherwise control the management and affairs of the Company, including the sale of all or substantially all of the Company's assets. Such concentration of control of the Company may also have the effect of delaying, deferring or preventing a third-party from acquiring a majority of the outstanding voting stock of the Company, may discourage bids for the Company's Common Stock at a premium over the market price and may adversely affect the market price of and other rights of the holders of Common Stock. See "Management" and "Principal Stockholders."

ANTI-TAKEOVER CONSIDERATIONS INCLUDING POSSIBILITY OF FUTURE ISSUANCE OF
  PREFERRED STOCK

    The Company's Certificate of Incorporation authorizes the Company's Board of Directors to issue up to five million shares of preferred stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock, to fix the number of shares constituting any such series, and to fix the designation of any such series, without further vote or action by its stockholders. The rights of the holders of Common Stock will be subject to, and may be materially adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of preferred stock. Also, Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined by such statute. Any of the foregoing factors may delay, defer or prevent a change in control of the Company. See "Description of Securities--Preferred Stock" and "Description of Securities--Delaware Anti-Takeover Law."

RISK OF LIMITATION OF LIABILITY

    The Company has included in its Certificate of Incorporation provisions to indemnify its directors and officers to the extent permitted by Delaware law. The Company's Certificate of Incorporation also includes provisions to eliminate the personal liability of its directors and officers to the Company and its stockholders to the fullest extent permitted by Delaware law. The Company's By-Laws provide that the Company will indemnify its directors, officers and employees against judgments, fines, amounts paid in settlement and reasonable expenses. See "Management--Limitation of Liability and Indemnification Matters".

RISK OF SALES OF SHARES ELIGIBLE FOR FUTURE SALE

    The sale of a substantial number of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. In addition, any such sale or perception could make it more difficult for the Company to sell equity securities or equity related securities in the future at a time and price that the Company deems appropriate. Upon consummation of the Offering, the Company will have a total of 2,080,333 shares of Common Stock outstanding, of which the 1,000,000 shares of Common Stock included in the Units will be eligible for immediate sale in the public market without restrictions, unless they are held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act, and of which 1,080,333 shares will be "restricted" securities within the meaning of Rule 144 under the Securities Act. Additionally, the Company has granted options to certain directors of the Company to purchase an aggregate of 25,000 shares of Common Stock. The holders of such 1,080,333 shares of Common Stock and such options have agreed that they will not directly or indirectly offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock or any other equity security of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or any other equity security of the Company, or enter into any agreement to do any of the foregoing, for a period of two years from the date of this Prospectus, with respect to the officers and directors, and for a period of one year with respect to the Selling Stockholders who are not also directors. Upon the expiration of such one year period, 61,667 of these shares will be eligible for resale and upon the expiration of such two year period (or earlier upon the consent of Donald & Co. Securities Inc., except that Donald & Co. Securities Inc. may not release the lock-up with respect to 16,666 shares of Common Stock held by two Selling Stockholders during the one year period following the effective date of the Offering) the remaining 1,018,666 shares will become eligible for resale commencing in October 1998 under Rule 144, subject to volume and other limitations of Rule 144. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares for future sales, will have on the market price of the Common Stock from time to time or the Company's ability to raise capital through an offering of its equity securities. See "Principal Stockholders," "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting."

NO SPECIFIC USE OF PROCEEDS; POTENTIAL REALLOCATION OF PROCEEDS

    The Company has not designated any specific use for approximately $960,000 or 20% of the net proceeds from the Offering (assuming an initial public offering price of $6.00 per Unit), other than for working capital and other general corporate purposes. Accordingly, management will have significant flexibility in applying this portion of the funds obtained from the Offering. In addition, the Company may reallocate its anticipated use of proceeds from the Offering in response to, among other things, changes in its plans, unanticipated industry conditions, and future revenues and expenditures. See "Use of Proceeds."

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

    Purchasers of Units will only be able to exercise the Warrants if (i) a current prospectus under the Securities Act relating to the Common Stock underlying the Warrants is then in effect and (ii) such Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. There can be no assurance that the Company will be able to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants. The value of the Warrants may be greatly reduced if a current prospectus, covering the Common Stock issuable upon the exercise of the Warrants, is not kept effective or if such Common Stock is not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. See "Description of Securities--Warrants."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

    The Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon 30 days' notice if the average closing bid price of the Common Stock has been equal to or greater than 120% of the then exercise price of the Warrants for 20 consecutive business days ending on the fifth day prior to the notice of redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. See "Description of Securities--Warrants."

POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ SCM AND POSSIBLE MARKET
  ILLIQUIDITY

    There can be no assurance that the Company will meet the criteria for continued listing of securities on the Nasdaq SCM. Continued listing criteria generally include a minimum of $2,000,000 in total assets, $1,000,000 in capital and surplus, a minimum bid price of $1.00 share of common stock and 100,000 shares in the public float. In addition, the common stock must have at least two registered and active market makers, must be held by at least 300 holders and the market value of its public float must be at least $200,000. If an issuer does not meet the $1.00 minimum bid price standard, it may remain on the Nasdaq SCM if the market value of its public float is at least $1,000,000 and the issuer has capital and surplus of at least $2,000,000. If the Company should become unable to meet the continued listing criteria of the Nasdaq SCM and is delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "OTC Bulletin Board Service." As a result, an investor would likely find it more difficult to dispose of or to obtain accurate quotations as to the value of the Company's securities. Recently, a proposal has been made to increase the continued listing criteria on the Nasdaq SCM. If implemented as proposed, stricter criteria for continued listing on the Nasdaq SCM would be imposed, including the implementation of a $2,000,000 net tangible assets test, higher public float and market value of public float criteria and the implementation of new corporate governance rules. No assurance can be given that such proposal will be adopted, or, if adopted, will be adopted in its current form. See "Description of Securities."

POSSIBLE ADVERSE EFFECT OF PENNY STOCK RULES ON LIQUIDITY FOR THE COMPANY'S
  SECURITIES

    If the Company's securities were delisted from the Nasdaq SCM, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell penny stocks to persons other than established customers and institutional accredited investors. For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the Offering to sell any of the securities acquired hereby in the secondary market.

    The Commission has adopted regulations which generally define a penny stock to be any non-Nasdaq Stock Market equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

                                USE OF PROCEEDS


    The net proceeds to the Company from the sale of the Units offered by the Company hereby are estimated to be approximately $4,800,000 ($5,583,000 if the Over-Allotment Option is exercised in full), after deducting underwriting discounts and estimated expenses of the Offering.


    The Company expects to use the net proceeds (assuming no exercise of the Over-Allotment Option) approximately as follows:

                                                                             APPROXIMATE    APPROXIMATE PERCENTAGE
APPLICATION OF PROCEEDS                                                     DOLLAR AMOUNT      OF NET PROCEEDS
--------------------------------------------------------------------------  --------------  ----------------------
Establishment of the Company's recorded music business(1).................   $  1,680,000             35.0%
Acquisition program(2)....................................................   $  1,200,000             25.0%
Expanding existing businesses(3)..........................................   $    600,000             12.5%
Purchase of new equipment(4)..............................................   $    360,000              7.5%
Working capital and general corporate purposes(5).........................   $    960,000             20.0%
                                                                            --------------       -------
    Total.................................................................   $  4,800,000            100.0%
                                                                            --------------       -------
                                                                            --------------       -------

------------------------

(1) Represents amounts to be used to establish the Company's recorded music business, including a minimum of $800,000 in the first year following the Offering for the establishment of the Company's record label, which amount includes the base salary of one of the Executives, anticipated artist advances, salaries for additional employees, recording costs and promotion and marketing expenses. The Company currently plans to allocate up to an additional $800,000 to its record label in the 12-month period following the first year of the Offering. Any amounts not allocated for the establishment of the Company's record label may be allocated to any additional record labels that may be acquired pursuant to the acquisition program. There can be no assurance that the Company will operate more than one record label. If no additional record labels are acquired, a portion of this amount may be transferred to working capital. If operating revenue from the recorded music subsidiary is not sufficient to meet its expenses, the Company will allocate additional funds out of working capital and general corporate purposes to help pay such expenses. See "Business--Development of Recorded Music Business."

(2) Represents amounts to be used for implementing the Company's acquisition program, including amounts to be used for acquiring entities and assets in accordance with the acquisition program and costs and expenses incurred in connection with the acquisition program. See "Business--Acquisition Program."

(3) Represents $200,000 to be used for expanding each of the Company's existing businesses, including upgrading facilities and equipment (other than new recording studio equipment) and expanding marketing and promotion. See "Business--Current Business."

(4) Represents amounts to be used for new recording studio equipment.

(5) Represents amounts to be used for working capital and general corporate purposes including corporate overhead, administration and ongoing professional fees. Does not include any amounts for base salaries or payments to any of the Company's Outside Directors (as herein defined), since, other than the base salary for one of the Executives, base salaries (including base salaries for the other Executives) and amounts payable to Outside Directors will be paid from operating revenue. Includes an aggregate of $275,000 in advance of possible future bonus compensation payable to John Loeffler, Jon Small, Brian Doyle and Richard Flynn which amounts will be repaid if they are not earned.

    The allocation of the net proceeds from the Offering set forth above represents the Company's best estimates based upon its currently proposed plans and assumptions relating to its operations (including assumptions regarding the timing and costs associated with the establishment of the Company's record label and costs associated with the acquisition program) and certain assumptions regarding general economic conditions. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes. Any such shifts in the use of proceeds will be at the discretion of the Company. Upon completion of the Offering, the Company believes that net proceeds of the Offering, together with the Company's current cash and anticipated cash flow from operations, will be sufficient to fund its operations, including the expenses of its current businesses, its entrance into the recorded music industry and the acquisition program, for the 12-month period following the date of this Prospectus. Even if the Offering is successfully completed, cash generated from operations may not be sufficient to fund the Company's requirements beyond such 12-month period. Under such circumstances or if the Company otherwise requires additional funding, the Company would need to raise additional cash through the sale of equity or debt securities or obtain bank or other financing. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that additional financing, including any institutional financing, will be available to the Company if needed on commercially reasonable terms or at all. Any inability to obtain additional financing when needed could have a material adverse effect on the Company, including requiring the Company to significantly curtail or possibly cease its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    If the Representative exercises the Over-Allotment Option in full, the Company will realize additional net proceeds (after deducting the underwriting discounts and the Representative's nonaccountable expense allowance) of $783,000. If the Warrants offered hereby are exercised, the Company will realize proceeds relating thereto of approximately $3,600,000, before any solicitation fees which may be paid in connection therewith. Such additional proceeds, if received, are expected to be used for working capital and general corporate purposes. See "Underwriting."

    Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                DIVIDEND POLICY

    Since its inception, the Company has not paid any dividends on the Common Stock. The Company intends to retain future earnings, if any, that may be generated from the Company's operations to help finance the operations and expansion of the Company and, accordingly, does not plan, for the reasonably foreseeable future, to pay dividends to holders of the Common Stock. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                                    DILUTION


    The net tangible book value of the Company at September 30, 1996, after giving effect to the issuance of 82,333 shares of Common Stock subsequent thereto, was approximately $422,000 or $.39 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of issued and outstanding Common Stock. After giving effect to the sale of the 1,000,000 Units offered hereby, the net tangible book value of the Company, as of September 30, 1996, would have been approximately $5,232,000 or $2.51 per share (assuming no portion of the initial public offering price is attributable to the Warrants). This represents an immediate increase in net tangible book value of $2.12 per share to existing stockholders and an immediate dilution of $3.49 per share to new stockholders purchasing Units in the Offering. The following table illustrates this per share dilution:


Assumed initial public offering price.................             $    6.00
  Net tangible book value per share of Common Stock at
    September 30, 1996(1)(2)..........................  $     .39
  Increase per share attributable to new
    stockholders......................................       2.12
                                                        ---------
Net tangible book value per share of Common Stock
  after the Offering..................................                  2.51
                                                                   ---------
Dilution per share to new stockholders................             $    3.49(3)
                                                                   ---------
                                                                   ---------

------------------------

(1) Gives effect to the sale of 78,333 shares of Common Stock subsequent to September 30, 1996 at a price of $3.00 per share, less estimated expenses of $15,000.

(2) Gives effect to the issuance of 4,000 shares of Common Stock to an attorney subsequent to September 30, 1996 at a price of $3.00 per share, less deferred registration costs of approximately $12,000.

(3) This represents dilution of approximately 58%.


    The following table summarizes, as of September 30, 1996, after giving effect to the issuance of 82,333 shares of Common Stock subsequent thereto, the differences between the number of shares purchased from the Company, the relative investment in the Company and the average price per share paid by existing stockholders and investors in the Offering, giving pro forma effect to the sale by the Company of the Units offered hereby, assuming no portion of the initial offering price is attributable to the Warrants.


                                                               SHARES OWNED            TOTAL CONSIDERATION       AVERAGE
                                                         -------------------------  -------------------------     PRICE
                                                            NUMBER       PERCENT       AMOUNT       PERCENT     PER SHARE
                                                         ------------  -----------  ------------  -----------  -----------
Existing stockholders..................................     1,080,333(1)       51.9% $    267,820        4.3%   $     .25
New stockholders.......................................     1,000,000        48.1      6,000,000        95.7    $    6.00
                                                         ------------       -----   ------------       -----
    Total..............................................     2,080,333(1)      100.0% $  6,267,820      100.0%
                                                         ------------       -----   ------------       -----
                                                         ------------       -----   ------------       -----

------------------------

(1) Gives effect to the sale of 78,333 shares of Common Stock subsequent to September 30, 1996 at a price of $3.00 per share less estimated expenses of $15,000, and the issuance of 4,000 shares of Common Stock to an attorney subsequent to September 30, 1996 at a price of $3.00 per share.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company: (i) at September 30, 1996, taking into account the initial capitalization of the Company and the effectiveness of the Exchange Agreement and (ii) at September 30, 1996 as adjusted to reflect the issuance and sale by the Company of the Units offered hereby (after deduction of underwriting discounts and estimated Offering expenses payable by the Company).


                                                                                      AT SEPTEMBER 30, 1996
                                                                                ----------------------------------
                                                                                                 AS ADJUSTED
                                                                                  ACTUAL         (1)(2)(3)(4)
                                                                                ----------  ----------------------
Stockholders' Equity:
  Preferred Stock, $.01 par value per share; 5,000,000 shares authorized, no
    shares issued and outstanding.............................................  $   --           $    --
  Common Stock, $.01 par value per share; 20,000,000 shares authorized;
    998,000 shares currently issued and outstanding; 2,080,333 shares
    outstanding as adjusted...................................................       9,980             20,803
  Capital in excess of par value..............................................      12,090          5,199,108
  Retained earnings...........................................................     191,087             13,245
  Common Stock subscription receivable........................................      (1,250)            (1,250)
                                                                                ----------        -----------
    Total capitalization......................................................  $  211,907       $  5,231,906
                                                                                ----------        -----------
                                                                                ----------        -----------

------------------------

(1) To record the sale of 1,000,000 Units at an assumed initial public offering price of $6.00 per share after providing for approximately $600,000 in expenses of the Offering payable by the Company and $600,000 in underwriting discounts.

(2) Gives effect to the sale of 78,333 shares of Common Stock subsequent to September 30, 1996 at a price of $3.00 per share, less estimated expenses of $15,000.

(3) Gives effect to the issuance of 4,000 shares of Common Stock to an attorney subsequent to September 30, 1996, at a price of $3.00 per share, less deferred registration costs of approximately $12,000.

(4) Gives effect to the pro forma reclassification of retained earnings to capital in excess of par value of two subsidiaries which had been previously classified as "S" corporations.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

    The summary financial information set forth below is derived from the consolidated financial statements included elsewhere in this Prospectus and should be read in conjunction with such consolidated financial statements and the notes thereto.

                                                               FISCAL YEARS ENDED          THREE MONTHS ENDED
                                                                    JUNE 30,                 SEPTEMBER 30,
                                                           --------------------------  --------------------------
                                                               1996          1995          1996          1995
                                                           ------------  ------------  ------------  ------------
STATEMENT OF OPERATIONS DATA:
Revenues.................................................  $  3,638,192  $  3,379,848  $  1,087,988  $  1,149,660
                                                           ------------  ------------  ------------  ------------
Operating expenses:
  Cost of sales..........................................     1,939,807     2,096,076       559,701       567,288
  Marketing, selling general and administrative..........     1,610,097     1,386,270       455,160       387,283
                                                           ------------  ------------  ------------  ------------
Total operating expenses.................................     3,549,904     3,482,346     1,014,861       954,571
                                                           ------------  ------------  ------------  ------------
Income (loss) before income taxes........................        88,288      (102,498)       73,127       195,089
Income taxes.............................................        10,500       --              1,200         9,000
                                                           ------------  ------------  ------------  ------------
Net income (loss)........................................  $     77,788  $   (102,498) $     71,927  $    186,089
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Income (loss) before pro forma income taxes (credits)
  (1)....................................................  $     88,288  $   (102,498) $     73,127  $    195,089
Pro forma income taxes (credits) (1).....................        26,000       (37,000)       22,000        78,000
                                                           ------------  ------------  ------------  ------------
Pro forma net income (loss) (1)..........................  $     62,288  $    (65,498) $     51,127  $    117,089
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Pro forma net income (loss) per common share (1)(2)......  $        .06  $       (.07) $        .05  $        .11
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
Weighted average shares outstanding......................     1,039,167       990,667     1,039,167     1,039,167
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                                                                 JUNE 30, 1996         SEPTEMBER 30, 1996
                                                                 -------------  ---------------------------------
                                                                                                     AS
                                                                    ACTUAL        ACTUAL    ADJUSTED(3)(4)(5)(6)
                                                                 -------------  ----------  ---------------------
BALANCE SHEET DATA:
Working capital................................................   $    39,754   $  112,932      $   5,142,931
Total assets...................................................       330,009      361,266          5,381,265
Total current liabilities......................................       190,029      149,359            149,359
Retained earnings..............................................       119,160      191,087             13,245
Total stockholders' equity.....................................       139,980      211,907          5,231,906

------------------------

(1) Pro forma data gives effect to two of the Company's subsidiaries terminating their "S" corporation status effective on October 9, 1996 and restates the prior periods.


(2) Pro forma net income (loss) per common share is computed based upon the weighted average number of shares of Common Stock outstanding during the periods and gives effect to certain adjustments described below. Pursuant to the requirements of the Securities and Exchange Commission (the "Commission"), all stock issued within the 12 months immediately preceding the initial filing of the Registration Statement for the Offering at a price below the initial public offering price, totaling 1,080,333 shares of Common Stock, have been included in the calculation for all periods presented.


(3) As adjusted to give effect to the pro forma reclassification of retained earnings to capital in excess of par value of two subsidiaries which had been previously classified as "S" corporations.


(4) As adjusted to give effect to the sale of 1,000,000 Units in the Offering (after deduction of underwriting discounts and estimated expenses to be incurred by the Company in connection with the Offering). See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


(5) As adjusted to give effect to the sale of 78,333 shares of Common Stock subsequent to September 30, 1996 at a price of $3.00 per share.

(6) As adjusted to give effect to the issuance of 4,000 shares of Common Stock to an attorney subsequent to September 30, 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following discussion of the consolidated financial condition and related results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

    While the Company's subsidiaries have operating histories, the Company was incorporated in Delaware in July 1996 and has no history as a consolidated enterprise. Management therefore believes that the period to period comparisons of the Company's results of operations are not indicative of the results that may be expected for the fiscal year ending June 30, 1997. See "Risk Factors--Recently Consolidated Entity; No Assurance of Future Profitability," "--Certain Risks Inherent in the Recorded Music Industry," "--Management of Growth," and "--Risks Associated With Talent Development."

GENERAL

    The Company currently derives most of its revenues from: the production of original music scores and advertising themes for television, radio, and film; the production of music videos used to promote music artists and music specials and programs for television networks and other video broadcasters; and the management of music artists. The Company's commercial music production revenues and the related production costs are recognized upon acceptance of the music production by the client. Royalty and residual income is recognized when received. Music video production revenues and related production costs are recorded upon completion for short term (less than a month) projects. For music video projects with a longer duration, video production revenues and related production costs are recorded using the percentage-of-completion method which recognizes income on the project as work on the project progresses. Music artist management revenues are recognized when received. In accordance with industry custom, the Company currently operates its business based upon oral agreements and purchase orders with its artists and customers.

    The Company believes the results of operations of its operating subsidiaries will be subject to seasonal variations, which variations may initially offset each other. However, once the Company enters into the recorded music business, the Company's results of operations from period to period may be materially affected by the timing of new record releases and, if such releases are delayed beyond the peak holiday season, the Company's operating results could be materially adversely affected. Additionally, due to the success of particular artists, artists touring schedules and the timing of music television specials, it is possible that the Company could also experience material fluctuations in revenue from year to year. See "Risk Factors--Quarterly and Yearly Fluctuations; Seasonality."

    During the next twelve months of operations, the Company expects to expand its three wholly-owned subsidiaries (Rave, Picture Vision, and All Access), establish its record label, and implement its acquisition program. The Company's failure to expand its business in an efficient manner could have a material adverse effect upon the Company's business, operating results and financial condition. In addition, there can be no assurance that the Company will grow at a rate that will support its increasing overhead and the expenses of its expansion.

MANUFACTURING AND DISTRIBUTION

    The Company anticipates that it will enter into manufacturing and distribution agreements for the production and sale of the Company's future music products (CDs, cassettes, music videos) with a recorded music company, or other entity, which has existing manufacturing and distribution capabilities. There can be no assurance that such agreements will be reached on terms advantageous to the Company, or at all. See "Risk Factors--Certain Risks Inherent in the Recorded Music Industry."

RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, statement of operations data as a percentage of revenues.

                                                                              THREE MONTHS ENDED
                                                            YEAR ENDED
                                                             JUNE 30,           SEPTEMBER 30,
                                                       --------------------  --------------------
                                                         1996       1995       1996       1995
                                                       ---------  ---------  ---------  ---------
Revenues.............................................      100.0%     100.0%     100.0%     100.0%
Cost of sales........................................       53.3       62.0       51.4       49.3
                                                       ---------  ---------  ---------  ---------
Gross profit.........................................       46.7       38.0       48.6       50.7
Marketing, selling, general and administrative.......       44.3       41.0       41.8       33.7
                                                       ---------  ---------  ---------  ---------
Income (loss) before income taxes....................        2.4%      (3.0)%      6.8%     17.0%
                                                       ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------

    In connection with the Offering, the Executives have entered into the Employment Agreements, which will be effective for the Company's fiscal year ended June 30, 1997. If the Employment Agreements had been in effect for the Company's fiscal year ended June 30, 1996, net income on a consolidated basis for such fiscal year would have been reduced by an amount which would not have been material to the Company's consolidated financial statements for the fiscal year ended June 30, 1996. Future operations of the Company will be charged with amounts payable in the future on the Employment Agreements. Since the results of future operations cannot be predicted, it is not possible to predict the amount of such payments and their effect on future operating results. All bonuses, however, are linked to a percentage of determined earnings before taxes and therefore, will only serve to reduce actual earnings. See "Risk Factors--Possibility of Bonus Without Profits" and "Management--Executive Compensation--Compensation Agreements."

    THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THREE MONTHS ENDED
     SEPTEMBER 30, 1995

    Commercial music production revenues increased to $179,375 for the three months ended September 30, 1996 from $175,620 for the three months ended September 30, 1995, an increase of $3,755 or 2.1%, while commercial music production costs of sales decreased to $64,807 for the three months ended September 30, 1996 from $72,268 for the three months ended September 30, 1995, a decrease of $7,461, or 10.3%. The increase in revenues was primarily due to an increase of residual and royalty income partially offset by a minor decrease in production of demos and commercial scores. The decrease in costs was primarily due to the minor decrease in the production of demos and commercial scores. The level of residual and royalty income varies from period to period based upon the number of compositions airing at any one time, the medium on which such compositions are aired and the frequency of such airings. Royalty and residual income has no cost of sales associated with it. As a result of the foregoing, gross profit as a percentage of commercial music production revenues increased to 63.9% for the three months ended September 30, 1996 from 58.9% for the three months ended September 30, 1995.

    Video production revenues decreased to $633,693 for the three months ended September 30, 1996 from $654,430 for the three months ended September 30, 1995, a decrease of $20,737 or 3.2%, while video production costs of sales decreased to $494,894 for the three months ended September 30, 1996 from $495,020 for the three months ended September 30, 1995, a decrease of $126 or less than 1%.

    Gross profit as a percentage of video production revenues decreased to 21.9% for the three months ended September 30, 1996 from 24.4% for the three months ended September 30, 1995. The average gross profit earned on the Company's video productions in each period cannot be predicted and varies from period to period. This decrease was primarily due to the Company earning a lower gross profit on more of its productions in this period than in the prior period.

    Music artist management revenues decreased to $274,920 for the three months ended September 30, 1996 from $319,610 for the three months ended September 30, 1995, a decrease of $44,690 or 14.0%. The decrease was attributable to a decrease in the number concerts performed by one artist. The Company's music artist management operations have no cost of sales associated with it since no products are produced.

    The Company's marketing, selling, general and administrative expenses increased to $455,160 for the three months ended September 30, 1996 from $387,283 for the three months ended September 30, 1995, an increase of $67,877 or 17.5%. The increase was primarily attributable to an increase in salaries.

    The Company's income before income taxes decreased to $73,127 for the three months ended September 30, 1996 from $195,089 for the three months ended September 30, 1995, a decrease of $121,962 or 62.5%. The decrease was primarily due to a decrease in revenues and an increase in marketing, selling, general and administrative expenses.

    FISCAL 1996 COMPARED TO FISCAL 1995


    Commercial music production revenues increased to $820,835 for the fiscal year ended June 30, 1996 from $804,041 for the fiscal year ended June 30, 1995, an increase of $16,794 or 2.1%, while commercial music production costs of sales decreased to $343,716 for the fiscal year ended June 30, 1996 from $346,372 for the fiscal year ended June 30, 1995, a decrease of $2,656 or 1.0%. The increase in revenues was primarily due to an increase of residual and royalty income partially offset by a decrease in production of demos and commercial scores.


    Gross profit as a percentage of commercial music production revenues increased to 58.2% for the fiscal year ended June 30, 1996 from 56.9% for the fiscal year ended June 30, 1995. The increase was primarily attributable to an approximately 25% increase of royalty and residual income received during fiscal 1996, which royalty and residual income has no cost of sales associated with it.

    Video production revenues decreased to $2,090,388 for the fiscal year ended June 30, 1996 from $2,389,990 for the fiscal year ended June 30, 1995, a decrease of $299,602 or 12.5%. Video production revenue was greater in fiscal 1995 than in fiscal 1996 primarily because of the completion in fiscal 1995 of the production of a music special for television, which generated approximately $778,000 of revenues.


    Cost of sales for video production decreased to $1,596,091 for the fiscal year ended June 30, 1996 from $1,749,704 for the fiscal year ended June 30, 1995, a decrease of $153,613 or 8.8%. The decrease was primarily attributable to the decrease in video production revenues.


    Gross profit as a percentage of video production revenues decreased to 23.6% for the fiscal year ended June 30, 1996 from 26.8% for the fiscal year ended June 30, 1995. The decrease was primarily attributable to the Company earning a lower average gross profit on its video productions in fiscal 1996 than in fiscal 1995. The average gross profit on video productions in fiscal 1995 was greater than in fiscal 1996 primarily because of the production of a music special for television completed during fiscal 1995 on which the Company recognized a gross profit of approximately 35%.

    Music artist management revenues increase to $726,969 for the fiscal year ended June 30, 1996 from $185,817 for the fiscal year ended June 30, 1995, an increase of $541,152 or 291%. The increase was primarily attributable to a full 12 months of operations in fiscal 1996 compared to only 10 months of operations in fiscal 1995. The Company's music artist management operations has no cost of sales associated with it.

    The Company's marketing, selling, general and administrative expenses increased to $1,610,097 for the fiscal year ended June 30, 1996 from $1,386,270 for the fiscal year ended June 30, 1995, an increase of $223,827 or 16.2%. These expenses as percentage of gross revenues increased to 44.3% for the fiscal year ended June 30, 1996 from 41.0% for the fiscal year ended June 30, 1995, or 3.3%. This increase was primarily due to increased revenues in fiscal 1996 as compared to fiscal 1995 and a full 12 months of operations for the Company's music artist management subsidiary which subsidiary typically has higher marketing, selling, general and administrative expenses than the Company's commercial music production subsidiary and its video production subsidiary.

    The Company's income before income taxes increased to $88,288 for the fiscal year ended June 30, 1996 from a loss of $102,498 for the fiscal year ended June 30, 1995, an increase of $190,786 or 186%. This increase was primarily attributable to the full year of operations for the Company's music artist management subsidiary in fiscal 1996 which included the months of July and August 1995. These months are typically such subsidiary's best revenue producing months because of the heavy summer touring of the artists under management.

LIQUIDITY AND CAPITAL RESOURCES

    During the quarter ended September 30, 1996, the Company used net cash from operating activities in the amount of $81,207 as compared to $195,086 for the quarter ended September 30, 1995. This decrease was primarily attributable to the decrease in net income.


    During the quarter ended September 30, 1995, the Company used cash for investing activities in the amount of $14,221. The cash was primarily used for the purchase of property and equipment. No cash was used for investing activities during the quarter ended September 30, 1996.


    During the quarter ended September 30, 1996, the Company used cash for financing activities in the amount of $5,000, which represented expenses of the Offering, as compared to cash used in the amount of $57,500, during the quarter ended September 30, 1995, which was used for repayment of officer loans.

    Net cash provided by operating activities was $63,616 and $40,259 for the years ended June 30, 1996 and 1995, respectively. This increase was primarily due to an increase in income from operations and a reduction of accounts receivable, partially offset by a decrease in accounts payable.

    The Company used cash for investing activities in the amount of $24,573 and $84,763 for the years ended June 30, 1996 and 1995, respectively. The cash was primarly used for the purchase of property and equipment.

    The Company used cash in financing activities in the amount of $62,500 for the year ended June 30, 1996. The cash was primarily used for the repayment of officers loans. Net cash provided by financing activities in the amount of $72,500 for the year ended June 30, 1995 was attributable to the issuance of Common Stock and the receipt of proceeds from officers loans.

    In December 1996, All Access borrowed $100,000 from a bank (the "All Access Loan"). Such loan is due on August 30, 1997, has an interest rate of prime plus 1.5%, is secured by all of the assets of All Access and has been guaranteed by Brian Doyle, Richard Flynn and the Company. The proceeds of such loan were used for working capital. Such loan will be repaid out of operating revenues.

    At June 30, 1996 and at September 30, 1996 the Company had working capital of approximately $40,000 and $113,000, respectively. Subsequent to September 30, 1996, the Company received an additional approximately $235,000 from the sale of Common Stock to the Selling Stockholders and an additional $100,000 from the All Access Loan. Upon completion of the Offering, the Company believes that net proceeds of the Offering, together with the Company's current cash and anticipated cash flow from operations, will be sufficient to fund its operations, including the expenses of its current businesses, its entrance into the recorded music industry and the acquisition program, for the 12-month period following the date of this Prospectus. Even if the Offering is successfully completed, cash generated from operations may not be sufficient to fund the Company's requirements beyond such 12-month period. Under such circumstances or if the Company otherwise requires additional funding, the Company would need to raise additional cash through the sale of equity or debt securities or obtain bank or other financing. The sale of additional equity could result in additional dilution to the Company's stockholders. There can be no assurance that the Company would be able to sell such securities or obtain such credit on acceptable terms, or at all. The Company's inability to fund its capital requirements would have a material adverse effect upon the Company's business, financial condition and results of operations. See "Risk Factors-- Recently Consolidated Entity; No Assurance of Future Profitability," "--Certain Risks Inherent in the Recorded Music Industry," "--Future Capital Needs; Uncertainty of Future Funding," "--Management of Growth" and "Use of Proceeds."

INFLATION

    The impact of inflation on the Company's operating results has been insignificant in recent years, reflecting generally lower rates of inflation in the economy. While inflation has not had a material impact on operating results, there is no assurance that the Company's business will not be affected by inflation in the future.

                                    BUSINESS

GENERAL

    The Company is a music and entertainment company focused on providing music driven content for the music and entertainment industry. The Company's current businesses include: the commercial production of original music scores and advertising themes for television, radio and film; the production of music videos and music specials for television; and music artist management. The Company's operations are currently conducted through its three wholly-owned operating subsidiaries: Rave, Picture Vision, and All Access. The Company provides a range of in-house products and services for music driven content production, which combination of in-house products and services, the Company believes, is not provided by other independent music companies. The Company believes that this combination of in-house products and services provide it with certain competitive advantages potentially resulting in lower costs and greater convenience for its customers.

    Following the Offering, the Company's strategy is to: (i) invest in and expand its current businesses; (ii) establish one record label; and (iii) commence an acquisition program to acquire or develop small complementary music driven businesses. Through the implementation of this strategy, the Company intends to expand the range of music driven products and services it provides and the size of its business.

THE MUSIC INDUSTRY

    Currently, the production of original music scores and advertising themes for television, radio and film, the production of music videos and music video specials for television, and music artist management are carried out by individuals and/or small privately held niche companies. Generally, each such individual and/or small company engages in only one of the foregoing businesses.

    The recorded music business, unlike the current businesses of the Company, is currently dominated by operating divisions of six major multi-billion dollar international companies: Warner Bros. Records Inc., PolyGram Records, Inc., Sony Corporation of America, BMG Music, MCA Inc./Universal City Studios, Inc. and Thorn EMI Music. These six major recorded music companies also have their own publishing divisions and distribution systems. The remainder of the recorded music business is represented by numerous small independent recorded music companies, smaller distribution companies and smaller publishing companies. These companies are called independents simply because they are not one of the six major recorded music companies. The Company believes that none of the six major recorded music companies currently produce original music scores and advertising themes for television, radio and film, produce music videos and music video specials for television, or provides music artist management.

    Currently, most independent music companies specialize in only one aspect of the music industry (such as niche-oriented record labels, jingles, video production, artist management, concert promotion and genre-oriented publishing or distribution). In response to the consolidation in the recorded music industry, independent music companies are now increasingly recognizing the need to adopt new strategies and form strategic alliances in order to stay competitive.

CURRENT BUSINESS

    COMMERCIAL MUSIC

    The Company's commercial music production business is conducted through Rave, which was founded in 1986 by John Loeffler, the President of the Company. The Company creates original music scores and advertising themes for television, radio, and film. This business involves creating original music, hiring musicians, recording music in its in-house recording studios and submitting final, ready to use, compositions.

    The Company is one of a number of small music production companies who specialize in the creation of music scores and advertising themes for television, radio and film. While there are several companies who produce more of such music than the Company, such as Crushing Enterprises, Elias Associates, JSM Music Inc. and tomandandy, the Company believes that it is one of the larger producers of such music in New York, where a majority of such music is produced.
    The Company typically works with advertising agencies to help create the music soundtracks for commercials. Once the Company has been solicited for its services it reviews the information provided by its client and produces a rough version of the proposed production ("demo"). The fees for producing a "demo" range from $750 to $2,000. The experience of the Company is that it is hired to produce finished soundtracks based on the demo less than 15% of the time.
    The Company utilizes the services of musicians, singers and engineers who are independent contractors to work with the composer to produce the final soundtrack in the Company's recording studios. The fee for a final soundtrack ranges from $5,000 to $15,000. Creative/arranging fees and the fees of the musicians, singers, engineers and studio expenses are paid by the client. The Company retains its intellectual property rights in its musical compositions. Royalty and residual distributions are paid by Broadcast Music, Inc. ("BMI") or ASCAP to the Company, the composer and the performers for the various uses of the actual compositions. These residual fees can exceed the creative fees.

    The Company has six recording studios at its New York headquarters. The Company currently owns the equipment contained in one 24 track analog recording studio and one digital midi recording studio. The Company's four other recording studios contain digital midi recording equipment owned by independent contractors who work exclusively for the Company. The Company has an oral understanding with such independent contractors for the free use of this equipment when it is not in use. The Company anticipates that when it moves into its new facilities all of this equipment will be relocated to such new facilities.
    Rave has produced over 2,000 commercial scores to date, and usually completes an additional 3 or 4 per week. Rave has received music awards for its work, including awards from ASCAP. See "Management--Directors, Executive Officers and Key Personnel of the Company."
    The Company believes that its commercial music business has begun to derive benefits from the availability of resources of the Company's other businesses. Through its relationships with various music artists, the music artist management business has provided the commercial music business with either well-known artists or artists whose style or sound would be ideal for a particular commercial soundtrack. There can be no assurance that such efficiencies will continue to be achieved.

    VIDEO PRODUCTION

    The Company's music video and television music special production business is conducted through Picture Vision, which was founded in 1984 by Jon Small, an Executive Vice President of the Company. The Company produces music videos, used to promote music artists, as well as music specials and programs for television networks and other video broadcasters. In connection with this business the Company, utilizing both in-house capabilities and independent contractors, directs, produces, story-writes, art directs, scouts locations, produces special effects, edits, contracts, and manages the production.

    Once the Company is solicited by a music company and asked to produce a music video, it will receive a copy of the recording and develop a concept for the video, which is referred to as the "treatment" or the "script." If the concept is approved, the Company will submit a budget proposal to its client. If the budget is approved, the production process is commenced. The Company has a very limited time from concept to budget approval, and therefore, must be very accurate in its budgeting. The Company gets paid the lump sum budget amount and retains as profit all amounts not used for production costs and expenses. The profit for any given job will increase if it is directed and produced by one of the Company's in-house directors or producers. This is not always possible as a client may wish to use their own director or producer or the Company may be producing more jobs than its in-house personnel can accommodate. The Company does not retain any of the intellectual property rights in its videos.

    Once production begins, the Company hires the crew, which includes, the actors, the lighting designer, the art director, the wardrobe person and the hair and make-up artist. The Company also finds the locations for the videos, rents the appropriate equipment for the production, builds the required sets, obtains insurance, arranges for meals and produces a shooting schedule. The video is typically shot in one to five days and a rough copy is then sent to the appropriate individuals for review. If any editorial changes are requested, such changes are made and then the final high quality video is delivered. This entire process typically takes between one and three weeks.

    The Company also produces music video television specials, and has also produced a limited number of television commercials, the production of which is similar in many ways to music video production. Following the Offering, the Company will explore the possibility of expanding its television commercial production operations.

    Picture Vision has produced numerous music videos and television music video specials for many well known artists. The Company has won MONITOR and ACE awards. For work he directed for Picture Vision, Mr. Small was awarded the "1995 Music Video Director Of The Year" by the Country Music Association. See "Management--Directors, Executive Officers and Key Personnel of the Company."

    The Company believes that its video production business has begun to derive benefits from the Company's other businesses. Producing television commercials involves similar resources and skills to producing music videos. Through its relationships with various people in the advertising industry, the commercial music business can create opportunities in commercials for the video production component of the Company. There can be no assurance that such efficiencies will continue to be achieved.

    MUSIC ARTIST MANAGEMENT

    The Company's music artist management services are provided by All Access, which was founded in 1994 by Brian Doyle and Richard Flynn, each an Executive Vice President of the Company. In the music industry, artist management means working with an artist in every facet of his or her career. For developing artists, the Company provides assistance in the following ways: building a support team for the artist (including an attorney, an account/business manager and booking agent); securing appropriate recording and publishing contracts; promoting sales of records; and developing touring opportunities. For established artists, the Company provides strategic planning to help maintain and advance the artists career in areas including touring, recording and record sales; publishing and ancillary uses of the artists music (such as motion picture sound tracks). The Company specializes in developing and implementing strategic plans for its artists that include personalized marketing and promotion strategies with continuous monitoring and follow through to hopefully ensure the success of each phase of the plan. Additionally, the Company acts as a liaison between its clients and all of their other advisors and also offers a full range of administrative support with respect to every aspect of its clients careers.

    The Company has a variety of sources for new artists. The Company receives many referrals from within the industry due to its reputation in the music artist management business. Recorded music companies prefer to work with "known entities" and will recommend management companies to newly acquired artists who are unrepresented. Music industry attorneys, who often work with unsigned artists in the expectation that they may eventually get signed and have a career, are also a source of referrals. Likewise business managers, accountants, producers and occasionally publishing companies serve as sources of referrals. In addition, the Company's representatives spend a good deal of time in small clubs and local music venues listening to new music and following up industry leads. The Company receives approximately five to ten "demo" tapes a month through referrals and directly from artists in search of management. Various members of the staff will listen to these tapes searching for the "better" talent. Only when the Company identifies what it believes to be an exciting prospect will the Company consider pursuing that artist. The Company generally will hear an artist four or five times in live performances before deciding to sign such artist. The Company's philosophy is to develop a relationship with artists before actually signing them. This relationship building process can take up to six months before it is mutually agreed that the artist is ready for management. The artist must demonstrate a willingness to listen to management, to take advice and direction, and to pursue his or her career diligently.

    The leading commercially successful artists typically have an exclusive arrangement with a management company. A few management companies have under contract a large number of artists (more than 10). The majority of management companies have a relatively small number of artists under contract (less than 10). The balance of the industry consists of a number of very small shops that principally represent a number of unsigned artists. To maximize client service and minimize overhead, it is the intention of the Company to maintain a roster of eight to ten artists (with three or four established artists and four or five developing artists). In addition, as the Company builds relationships with new artists, the Company may be working with up to six additional unsigned artists that are not generating income.

    The Company currently manages the careers of eight music artists and/or music groups. For providing its services, the Company is paid commissions typically ranging from 15% to 20% of the entertainment related gross earnings (less certain minimal standard industry costs) of its clients. The Company's policy, in accordance with industry practice, is to pay up to 5% of commissions received to certain non-executive employees who either identify, develop and/or manage such artists. With respect to music artist management, the Company's most well known artists are Carly Simon and Daryl Hall & John Oates, who, collectively, generated approximately 96% and 99% of the Company's music artist management revenue in 1996 and 1995, respectively. The Company also represents Daryl Hall, Thin Lizard Dawn, Screaming Headless Torsos, Stacy Wilde, Coward, and Fat. In accordance with industry practice, the Company typically does not enter into written management contracts with the artists it represents. However, the Company does adhere to agreed upon fee structures with its artists and in the future may try to enter into written agreements with certain of its artists to the extent practicible.

    The Company believes that its music artist management business has begun to derive benefits from the Company's other businesses. Existing clients of the Company's music artist management business may find the television commercial opportunities provided by the Company's commercial music division to be attractive. Additionally, with music videos becoming such an important promotional tool for artists, being able to provide music video production services gives the music artist management business an advantage in soliciting potential clients. There can be no assurance that such efficencies will continue to be achieved.

DEVELOPMENT OF RECORDED MUSIC BUSINESS

    GENERAL

    The Company will enter into the recorded music business by establishing one independent record label under a soon-to-be formed subsidiary, PRM. It is anticipated that this record label will be a contemporary label featuring alternative and adult contemporary artists. The Company will seek to sign artists believed to have commercial appeal, but who will not require substantial advances or special production facilities. Typically these artists will be commercially unknown recording artists. The Company will also seek to hire established producers who are attracted to the potentially greater independence and flexibility which it is believed can be offered by an independent music company. PRM will be under the direction of Brian Doyle and Richard Flynn and will, to the extent practicable, utilize the in-house recording studios and video production services of the Company. Until it can support a higher level of overhead, PRM will, to the extent practicable, use the existing resources of the Company, particularly those employed in its artist management services business. Based on industry and demographic trends, the Company has chosen to position its record label as a contemporary label featuring alternative and adult contemporary artists. The Company believes that this format will expand as people over 30 years old continue to purchase music and constitute a growing percentage of music purchasers.

    Following the Offering, the Company will explore the acquisition of additional record labels in accordance with its acquisition program, and may also seek to enter other areas of the recorded music business depending on the opportunities present in such areas. Currently, the Company has no agreements or plans with respect to such additional labels and has no agreements or plans to enter into any such other areas of the recorded music business. There can be no assurance that the Company will establish any record labels other than its initial label or will ever enter into any other area of the recorded music business.

    PRODUCTION

    Average music production costs for the Company's releases will be budgeted below what the Company believes to be the industry average. The Company believes that part of the budget savings will come from the use, to the extent possible, of its integrated facilities and services by its artists as well as from the willingness of its artists to forgo the substantial advances and other benefits paid to the top recording artists by the major music companies. It is also important to note that most independent music companies do not have the facilities and services which the Company currently owns and can provide. Consequently, the Company believes that it will experience a cost advantage over other small independent music companies. The Company will also try to keep production costs low by utilizing producers and musicians with whom the Company has a relationship.

    The Company's average accompanying video production costs (when applicable) will be budgeted below the industry average for a high quality video. This will be possible because, to the extent practicable, videos will be produced by the Company's video production division.

    As an artist gains recognition, it is common practice to allocate larger production budgets to their subsequent releases. The Company will follow this strategy on a selective basis.

    MANUFACTURING AND DISTRIBUTION

    The Company currently has no manufacturing capability. Following the Offering, the Company anticipates that it will be able to enter into agreements with other companies to provide for the manufacturing of the Company's products. There can, however, be no assurance that such an agreement will be reached or, if reached, that the terms will be advantageous to the Company.

    Historically, the strategy of the major music companies has been to control distribution channels. Nevertheless, the market shares of independent distributors, rack jobbers (independent contractors that manage music departments of department stores such as K-Mart and Wal-Mart), mail order companies, touch-tone 800 number sales and television sales have all increased, and the Company believes that this growth, fueled by ongoing changes in the marketplace, will continue. Another trend is the consolidation of retail outlets into large retail chains, thus making it easier to place products in more stores while dealing with fewer people. The Company also expects that interactive, in-home marketing through the internet, telephone, satellite relays, or other evolving technologies will have a significant effect on distribution in the future. However, there is little agreement as to precisely what this effect will be. The Company believes that control and ownership of the creative products will be a key factor in the new market where distribution can be accomplished more quickly and inexpensively.

    Typical distribution for an independent recorded music company is through either a major recorded music company-owned branch system or through independent distributors. The major recorded music company-owned companies offer national distribution, consistent market visibility, accounts receivable and collection administration. Independent distributors offer similar services, but normally on a much smaller scale.

    Currently, the Company has no distribution agreements. Following the Offering, the Company will commence negotiations for distribution. There can, however, be no assurance that such an agreement will be reached or, if reached, that the terms will be advantageous to the Company.

    The Company may in the future enter into agreements with one or more foreign distributors for distribution of its albums outside of the United States. Such agreements will not be entered into unless the Company believes that one or more of its albums can be sold profitably in foreign markets or that such distribution strategically positions the Company for future sales. The Company has no present plans with respect to foreign sales and there is no assurance that the Company will develop or pursue any such plans in the future.

    PROMOTION

    The traditional and most effective means of promoting recorded music is by radio air play. Obtaining radio air play for a new release is an extremely competitive process. The trend by radio stations to focus more on particular music formats has made it easier for independent producers to target those stations most likely to air a specific recording. Independent regional promoters are often hired to gain air play and, in certain markets, they are quite effective in gaining air play for a release. Public and college radio stations are useful venues for lesser known artists. Music videos are also a vital means of promoting artists and records.

    Songs that are aired on a major radio station are chosen by the program director, often in conjunction with a format consultant. Once a recording is aired, the amount of repeat play it receives depends upon listener requests and feedback, as well as actual sales data. Since listener response and sales depend in large measure on how often a release is aired, building a commercial hit depends on an ongoing cycle of air play and sales. Nurturing this cycle requires constant marketing attention and careful coordination with advertising, concert schedules and other promotional activities. Other promotional tools include print advertising, retail promotions and concert tours. Additionally, getting music video airplay on MTV or VH-1, or other video stations or programs, or on their niche oriented programs, is also essential to the success of a recording music artist and their records.

    The key to finding an audience for new artists is to properly coordinate all these promotional activities to maximize awareness and exposure. The Company will, where possible, use its in-house expertise to direct or assist with the promotional activities with respect to its artists. By coordinating or providing assistance with these activities, to the extent practicable, in-house, costs will be further kept under control. Following the Offering, the Company will hire additional promotional personnel.

    RELATIONSHIP WITH ARTISTS

    Following the Offering, the Company's plan is to sign and develop new or emerging music artists and, to the extent practicable, sign established artists. The Company intends to recruit new and emerging artists and to enter into exclusive, long-term recording contracts (expected to cover an initial album, with options to record four to seven additional albums, at the Company's discretion). The Company will concentrate its resources on a small number of artists, developing a tailored marketing and promotion plan for each. There can be no assurance that the Company will be able to attract new and emerging music talent or established artists, or, if the Company is able to attract such talent, that the Company will be able to develop that talent successfully or in such a manner so as to produce significant sales.

    If the Company develops commercially successful music artists, there can be no assurance that the Company will be able to maintain its relationships with such artists even if it has entered into exclusive recording contracts with them. Furthermore, performing artists occasionally request releases from their exclusive recording agreements. Among the reasons that may cause an artist to engage in so-called "label jumping" are expectations of greater income, advances or promotional support by a competing label. There can be no assurance that any given artist developed by the Company will not determine to request a release from his or her agreement with the Company. Because of the highly personal and creative nature of the artist's contractual obligations to the Company, it is not feasible to force an unwilling artist to perform the terms of his or her contract with the Company. If the Company does release a "label jumping" artist from his or her contract, it may be able to obtain an "override royalty" as consideration for the release. Override royalties are customarily paid by the released artist's new recording company and are based on a percentage of the suggested retail selling price or wholesale price (depending on the particular label in question), subject to certain deductions. Such royalties are payable with respect to a negotiated number of the artist's albums after release from his or her existing contract.

    The Company will seek to contract with its artists on an exclusive basis for the marketing of their recordings in return for a percentage royalty on the retail selling price of the recording. The Company will generally seek to obtain rights on a worldwide basis. A typical contract for an artist may provide for a number of albums to be delivered, with advances against royalties being paid upon delivery of each album, although advances are often made prior to recording. The Company will generally have an option to take each album that the artist is contracted to deliver, exercisable within an agreed period of time, usually a few months following delivery of the previous album. Normally, if an option is not exercised, the artist has no obligation to deliver additional albums. Provisions in contracts with established artists vary considerably and may, for example, require the Company to release a fixed number of albums and/or contain an option exercisable by the Company covering more than one album. The Company will seek to obtain rights to exploit product delivered by the artists for the life of the product's copyright. Under the contracts, advances are normally recoupable against royalties payable to the artist. The Company will seek to recoup a portion of certain marketing and tour support costs, if any, against artist royalties.

    Contracts either provide for the artists to deliver completed recordings or for the Company to undertake the recording with the artist. If the recording costs are advanced by the Company, they are added to the advances paid to the artist and recouped against royalties payable to the artist. The Company's staff is involved in selecting producers, recording studios, any additional musicians needed and songs to be recorded, as well as supervising the output of recording sessions, although for experienced artists, such involvement may be less. The Company will produce music videos of single songs for promotional purposes (clips) and longer music programs (for example, concert programs). Income from music videos is derived from the sale of videocassettes and from the publishing of music included in such videos. It is unlikely that the Company will provide artist management services to an artist with whom it has entered into a recording agreement.

ACQUISITION PROGRAM

    The music and entertainment industry includes six major companies in the area of recorded music and thousands of smaller independent music entities in the area of recorded music and the broader music business. The Company believes that many owners of independent music entities do not enjoy certain benefits which the Company intends to offer. These benefits include the ability to provide a broader range of services to their clients and greater liquidity and potential for capital enhancement through ownership of a publicly traded entity. Other benefits that the Company believes it can provide acquired entities are access to capital, management expertise and a broad range of industry contacts.

    The Company's acquisition program will concentrate on small complementary music driven businesses in the music and entertainment industry. The Company believes that it can implement its acquisition strategy based on the following:

        SIZE. Initially, the Company will focus on transactions of up to $5 million in cost. The Company believes that there are acquisition opportunities in this price range and that targets of this size often get overlooked because smaller music companies generally do not have sufficient capital or the requisite expertise to engage in such transactions while larger companies typically focus on larger transactions. If the assets of the Company increase, it may review acquisitions in excess of $5 million. However, the significant portion of its acquisitions are still expected to be $5 million or below.

        TYPE. The Company will focus its acquisition activities on small complementary music driven businesses such as independent record labels and small independent entities in the music and entertainment industry which operate in, among other areas, the areas of video production, commercial music, music artist management, marketing, publishing, and music oriented television production. The Company will focus on what the Company believes are established companies with a financial performance history.

        EFFICIENCY. Targeting acquisitions in areas as to which the Company's existing management has expertise will allow the Company to attempt to achieve efficiencies by hopefully permitting the Company to merge much of the overhead of acquired companies into the Company's existing infrastructure, thereby hopefully reducing costs.

        MOMENTUM. The Company will focus on acquiring companies which are complementary to the Company's current businesses and which can hopefully be integrated into the Company's current operations. This is intended to enable the Company to strengthen its current businesses while expanding into new areas of the music industry. If the Company continues to strengthen its core businesses and expand into other aspects of the music industry, the Company believes it will become easier for the Company to acquire the pieces which it needs to hopefully develop and grow according to its strategy.

        CONSIDERATION. The Company intends to pursue its acquisition program by acquiring companies with Common Stock, cash, debt instruments or a combination thereof.

        COMPLEXITY. Due to the complexity involved in acquiring and integrating additional entities and their assets, many smaller entities with whom the Company competes do not have the expertise or desire to compete for such acquisitions.

    There can be no assurance that the acquisition program will be successful, that companies acquired by the Company will be profitable or that the Company will grow into a profitable mid-sized independent music and entertainment company. See "Risk Factors."

COPYRIGHTS

    The Company's intended recorded music business, like that of other companies involved in recorded music, will primarily rest on ownership or control and exploitation of musical works and sound recordings. The Company's music products, including its commercial music, are and will be protected under applicable domestic and international copyright laws.

    Although circumstances vary from case to case, rights and royalties relating to a particular recording typically operate as follows: When a recording is made, copyright in that recording vests either in the recording artist (and is licensed to the recording company) or in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyright in the composition vests either in the writer (and is licensed to a music publishing company) or in a publishing company. A public performance of a record will result in money being paid to the writer and publisher. The rights to reproduce songs on soundcarriers are obtained by record companies or publishers from the writer. The manufacture and sale of a soundcarrier results in mechanical royalties being payable by the record company to the performer at industry agreed or statutory rates for the use of the composition and by the record company to the recording artists for the use of the recording. The Company operates in an industry in which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as "piracy," and by home taping for personal use.

    Potential publishing revenues may be derived from the Company's ownership interest in musical compositions, written in whole or in part by the Company's artists. Management anticipates securing a partial ownership position in the copyright to any compositions written by its recording artists, where such rights are available and have not been previously sold or assigned. Generally, revenues from publishing are generated in the form of: (1) mechanical royalties, paid by the record company to the publisher for the mechanical duplication of the copyright to a particular composition (as distinct from the copying of the artist's performance of that composition); (2) performance royalties, collected and paid by performing rights entities such as ASCAP and BMI for the actual public performance of the composition as represented by radio airplay, Musak, or as a theme or jingle broadcast in synchronization with a visual image via television; (3) sub-publishing revenues derived from copyright earnings in foreign territories, and publishers in those territories acting as designated collection agents for the Company; and (4) licensing fees derived from printed sheet music, uses in synchronization with images as in video or film scores, computer games and other software applications, and any other use involving the composition.

    Following the Offering, the Company may be engaged, with respect to its recorded music business, in licensing activities involving both the acquisition of rights to certain master recordings and compositions for its own projects and the granting of rights to third parties in the master recordings and compositions it owns. There can be no assurance that the Company will be able to obtain licenses from third parties on terms satisfactory to the Company or at all.

COMPETITION

    The Company currently competes with numerous other businesses and individuals who produce original music scores and advertising themes for television, radio and film, produce music videos and music specials for television and provide music artist management. Currently, the production of original music scores and advertising themes for television, radio and film, the production of music videos and music video specials for television, and music artist management are carried out by individuals and/or small privately held niche companies. Generally, each such individual and/or small company engages in only one of the businesses. Many of these businesses and individuals including Crushing Enterprises, Elias Associates and JSM Music, Inc., with respect to commercial music, The End, Propaganda and DNA, with respect to video production and Gold Mountain Entertainment, Left Bank Management and H.K. Management, with respect to artist management, have greater financial resources, and in many instances longer operating histories, than the Company.

    Following the Offering, the Company intends to establish an independent record label. With respect to this and future record labels, if any, the Company will face intense competition for discretionary consumer spending from numerous other record companies and other forms of entertainment offered by film companies, video companies and others. The Company will compete directly with other recorded music companies, including the six major recorded music companies, which distribute contemporary music, as well as with other record companies for signing artists and acquiring music catalogs. Many of these competitors have significantly longer operating histories, greater financial resources and larger music catalogs than the Company. The Company's ability to compete successfully in the recorded music business will be largely dependent upon its ability to sign and retain successful artists and to introduce music products which are accepted by consumers.

    The Company does not believe that there are currently any independent music companies which offer the range of services which will be provided by the Company following the completion of the Offering.

EMPLOYEES/INDEPENDENT CONTRACTORS

    As of December 11, 1996, the Company had 9 employees, of whom 5 were located at the Company's New York offices and 4 were located in Nashville, Tennessee. The Company's employees consist of its executive officer and support staff. None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppage and considers relations with its employees to be good.

    As is customary in the music business, the Company also utilizes the services of artists, performers, composers, producers, engineers, roadies, booking agents and others who are independent contractors. These independent contractors hire out their services on an as needed basis and receive a set fee from the Company per assignment. Independent contractors are utilized because the individuals providing these services do so only on this basis, the services performed by these independent contractors are not needed on a full time basis or the services of independent contractors are less expensive than having full time employees perform these services.

FACILITIES

    The Company leases office space at three locations. Its headquarters and commercial music recording studios are located in New York City, where it sub-leases approximately 9,000 square feet at an annual rate of $50,000, pursuant to a sub-lease that will expire in May 1997. The Company's artist management business leases space in New York City at an annual rate of $41,481 pursuant to a lease that will expire in February 1997. It is anticipated that such lease will be extended to August 1997. The Company's music video production business leases 2,050 square feet of office space in Nashville, Tennessee, at an annual rate of $17,000 pursuant to a lease expiring in August 2000. The Company has entered into a lease for approximately 15,000 square feet of space in New York City, which lease has a 12-year term. The rent, including operating expense increases, under such lease is an average of approximately $160,000 per annum in years one to five, an average of approximately $222,000 per annum in years six to ten and approximately $286,000 per annum in years eleven and twelve. Such lease also contains tax escalations. This lease is currently being held in escrow and will become effective only if and when the Company pays the landlord the first months rent and the security deposit thereunder. If such payments are not made by February 1, 1997, this lease will not become effective and the Company will have no further obligations thereunder. The Company anticipates that this lease will become effective prior to February 1, 1997 and that it will move all of its New York operations to these new facilities by May 1997. Recording studios will be constructed at the cost of the Company at these facilities prior to when the Company moves in.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL OF THE COMPANY

    The Company's directors and executive officers are as follows:

NAME                                         AGE                          POSITION WITH THE COMPANY
---------------------------------------      ---      ------------------------------------------------------------------
John Loeffler..........................          45   President, Chief Executive Officer and Chairman of the Board
Jon Small..............................          49   Executive Vice President and Director
Brian Doyle............................          40   Executive Vice President and Director
Richard Flynn..........................          39   Executive Vice President, Treasurer, Secretary and Director
Robert Klein...........................          43   Vice President Corporate Relations and Director
Paul Thomas Cohen......................          44   Director
Thomas J. Edelman......................          45   Director

    MR. JOHN LOEFFLER is a co-founder of the Company and has been President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in 1996. From 1986 to September 1996, Mr. Loeffler was the Chief Executive Officer and sole stockholder of Rave. From 1986 to 1995, Mr. Loeffler was the President of Rave. Rave's roster of staff composers and producers regularly produced four to five commercial soundtracks per week. Rave's clients include: Domino's Pizza, Downey Fabric Softner, Hertz and Coca Cola. Mr. Loeffler was awarded by ASCAP as one of television's "Most Performed" composers in 1988 and 1989 for his title themes of the television shows "Kate & Allie," "Another World," and NBC's "Friday Nite Videos." He also composed the theme for New York City's Channel 4 NBC Evening News, and recently completed the themes for the new syndicated TV show, "WMAC Masters", ESPN's "Survival of the Fittest", Robin Leach's "Home Videos of the Stars", the New York Marathon and ESPN's "US Open", as well as two NBC Summer Olympic '96 Specials. Prior to 1986, Mr. Loeffler was a composer and producer at Sherman and Kahan, a commercial music production company in New York City. Since 1979, he has also been a consulting music director to Grey Advertising. Mr. Loeffler graduated from Williams College, Cum Laude, in 1973.

    MR. JON SMALL has been an Executive Vice President, and a director of the Company since its inception in 1996. Since September 1996, Mr. Small has been the Chief Executive Officer of Picture Vision. From 1984 to September 1996, Mr. Small had been President and the sole stockholder of Picture Vision. Picture Vision has produced, executively-produced and or directed over 300 video musical productions of such performers as Whitney Houston, Madonna, Anita Baker, Ray Charles, Van Morrison, Rod Stewart, Reba McEntire, Billy Joel, Garth Brooks and Sting. Previously, as a musician/performer, Mr Small toured, or recorded with The Kinks, The Doobie Brothers, and Billy Joel. While at Picture Vision, Mr. Small produced and or directed specials for Disney and HBO and has received several Grammy nominations. While at Picture Vision, Mr. Small also produced and directed specials and long form programs including NBC's 1994 Thanksgiving Special "Reba! Live in Concert", the Disney special "Billy Joel Live at Yankee Stadium", Julio Iglesias's "Non Stop Far East Tour", Van Morrison's "The Concert", Billy Joel's "Live from Long Island", Anita Baker's "One Night of Rapture", Hall & Oates' "Live from the Apollo Theater", Donald Fagen's "New York Rock and Soul Revue", and several shows for the ABC Network's series "Live in Concert". While at Picture Vision, Mr. Small has won Ace and Monitor awards for Best television Music Specials and has received two Grammy nominations for his work with Billy Joel. He received Country Music awards for Best Video of the Year, awards for Cable Excellence (ACE), and Monitor Awards. He has been awarded Gold Medals by the International Film & TV Festival. In addition, the Academy of Country Music set a precedent by choosing two of Mr. Small's videos out of the final five in the "Videos of the Year" category.

    MR. BRIAN DOYLE has been an Executive Vice President and a director of the Company since the Company's inception in 1996. Since September 1996, Mr. Doyle has been the Chief Executive Officer of

All Access. He founded All Access in late 1994 and until September 1996 had been the President and co-owner of All Access. He currently manages Daryl Hall and John Oates, Carly Simon, and others. From 1991 to 1994 Mr. Doyle served as CEO/President of Horizon Entertainment and Management Group, Inc. ("Horizon"). Horizon's clients included Mariah Carey, John Mellencamp, and Daryl Hall & John Oates. His responsibilities included managing the overall achievement of the company's strategic objectives, development and control of the client roster, coordinating worldwide marketing efforts for clients, serving as artists liaison to MTV, VH-1 and other media outlets, and interfacing on behalf of clients with record companies and professional services consultants. In addition, he provided specialized personal management services for clients including career planning and development, music development, and song acquisition. Mr. Doyle has also produced HBO and Lifetime television specials.

    MR. RICHARD FLYNN has been an Executive Vice President and Secretary of the Company since its inception, has been a director since October 9, 1996 and has been Treasurer since December 1996. Since September 1996 Mr. Flynn has been President of All Access. From September 1994 to September 1996, Mr. Flynn has been the Managing Partner and co-owner of All Access. From March 1990 until September 1994. Mr. Flynn served as General Counsel to Horizon. He provided legal services to Horizon and its clients Mariah Carey, John Mellencamp, Daryl Hall & John Oates, and other artists. In addition, Mr. Flynn assisted in all aspects of artist management for Horizon's clients. Since 1983, Mr. Flynn has been a practicing attorney in New York State specializing in entertainment, corporate and public sector law. Since 1989, he has provided legal representation, financial management, and consulting services to artists and entertainers, including negotiating recording, publishing, production, performance and endorsement contracts.

    MR. ROBERT KLEIN is a co-founder of the Company, was an Executive Vice President and Treasurer of the Company from inception through December 1996, has been a director of the Company since its inception and has been Vice President Corporate Relations since December 1996. From 1992 to 1996 Mr. Klein was an independent financial consultant. Prior to that time, from 1990 and 1992 Mr. Klein was a Senior Vice President of Corporate Finance at Laidlaw Holdings, Inc. From 1986 to 1990 Mr. Klein worked at D.H. Blair & Company, Inc. Prior to 1986 Mr. Klein worked for various companies including Shearson Lehman Brothers. Mr. Klein will be involved with corporate relations and will consult on acquisitions.

    MR. PAUL THOMAS COHEN has been a director of the Company since October 9, 1996. Since 1987, Mr. Cohen has been an investment banker and a consultant to the media and entertainment industries. As an advisor to such clients as Time-Life, Time Inc., The New York Times, NBC, and Rolling Stone Magazine, he has been involved in licensing, alliances and other strategic initiatives involving new media activities in both the on-line services and CD-ROM arenas. From 1984 to 1987, Mr. Cohen served as Co-Executive Officer of Herzfeld & Stern, a mid-size brokerage firm. Mr. Cohen graduated from Williams College in 1974 and received an MBA from Columbia University in 1976.

    MR. THOMAS J. EDELMAN has been a director of the Company since October 9, 1996. Since 1981, Mr. Edelman has been a director and president of Snyder Oil Corporation. In 1996, Mr. Edelman was appointed Chairman and Chief Executive Officer of Patina Oil and Gas Corporation, an affiliate of Snyder Oil. He is also chairman and chairman of the board of Lomak Petroleum, Inc. From 1980 to 1981, Mr. Edelman was a Vice President of The First Boston Corporation. From 1975 through 1980, Mr. Edelman was with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman received his Bachelor of Arts Degree from Princeton University and his Masters Degree in finance from Harvard University's Graduate School of Business Administration. Mr. Edelman is also a director of Petroleum Heat & Power Co., Inc., a Connecticut-based fuel oil distributor, and Star Gas Corporation, a private company which distributes propane.

    The Executive Advisory Committee, consisting of Brian Doyle, Richard Flynn, John Loeffler, Jon Small and Robert Klein, advises the Board of Directors on important matters affecting the Company.

    The Compensation and Stock Option Committee, consisting of Paul Thomas Cohen and Thomas Edelman, makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of the Company's officers and key employees and others and administers the Option Plan and determines the officers, key employees and others to be granted options under the Option Plan and the number of shares subject to such options.

    The Audit Committee, consisting of Paul Thomas Cohen and Thomas Edelman, reviews the engagement of the Company's independent accountants and the independence of the accounting firm, the audit and non-audit fees of the independent accountants and the adequacy of the Option Plan and the Company's internal control procedures.

    All directors of the Company are elected by the stockholders, or in the case of a vacancy, by the directors then in office, to hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal.

    All officers of the Company serve at the discretion of the Board of Directors. There are no family relationships between any director, executive officer or person nominated or chosen to become a director or officer and any other such persons.

    The Company also employs the following key employees and/or advisors:

    ROBERT FEAD, Corporate Development Advisor. From 1992 to the present Mr. Fead has been the President of Burt Bachrach Music Group. From 1987 to 1992 Mr. Fead was President and Chief Executive Officer of Paramounts Famous Music. From 1985 to 1987 Mr. Fead was President of Alpha Records and from 1984 to 1985 was President of RCA Records. From 1968 to 1984 Mr. Fead was Director of Marketing of A&M Records. Mr. Fead will assist in the Company's acquisition activities, corporate development and label negotiations.

    JOHN SIEGLER, President of Rave. Since 1995 Mr. Siegler has been President of Rave. From 1989 to 1995 Mr. Siegler was a senior producer/composer for Rave. Mr. Siegler has been a recipient of a number of gold and platinum record awards. Mr. Siegler is a producer, composer, and performer who has worked, independent of Rave, with: Bette Midler, Mick Jagger, Jeff Beck, Stevie Nicks, Roger Daltry, Daryl Hall and John Oates, Meatloaf, Edgar Winter, Richie Havens, Herbie Mann, Cher, Todd Rundgren, and others. Mr. Siegler has recorded over 100 albums as a featured musician and musical collaborator.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company has included in its Certificate of Incorporation provisions to indemnify its directors and officers to the extent permitted by Delaware law. The Company's Certificate of Incorporation also includes provisions to eliminate the personal liability of its directors and officers to the Company and its stockholders to the fullest extent permitted by Delaware law. Under current law, such exculpation would extend to an officer's or director's breaches of fiduciary duty, except for (i) breaches of such person's duty of loyalty, (ii) those instances where such person is found not to have acted in good faith,
(iii) those instances where such person received an improper personal benefit as the result of such breach and (iv) acts in violation of Section 174 of the Delaware General Corporation Law.

    The Company's By-Laws provide that the Company will indemnify its directors, officers and employees against judgments, fines, amounts paid in settlement and reasonable expenses.

    The Company will enter into an Indemnification Agreement ("Indemnification Agreement") with each of its directors and officers. Each Indemnification Agreement will provide that the Company will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his or her performance of his or her duties as a director or officer, other than an action instituted by the director or officer. Each Indemnification Agreement will permit the director or officer that is party thereto to bring suit to seek recovery of amounts due under such Indemnification Agreement and will require that the Company indemnify the director or other party thereto in all cases to the fullest extent permitted by applicable law.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended June 30, 1996, 1995 and 1994 to John Loeffler, the Company's Chief Executive Officer and to Jon Small, Brian Doyle and Richard Flynn, each an Executive Vice President of the Company (collectively the "Named Executive Officers"). No other executive officer received annual compensation in excess of $100,000 for the fiscal years ended June 30, 1996, 1995 and 1994.

                                                                                      ANNUAL COMPENSATION(1)
                                                                              ---------------------------------------
                                                                                           ANNUAL       ALL OTHER
NAME AND PRINCIPAL CAPACITIES IN WHICH SERVED                                   YEAR       SALARY    COMPENSATION(2)
----------------------------------------------------------------------------  ---------  ----------  ----------------
John Loeffler...............................................................       1996  $  218,000    $     71,000
  Chief Executive Officer                                                          1995     170,000          77,000
                                                                                   1994     134,000          70,000

Jon Small...................................................................       1996  $   88,000    $     89,000
  Executive Vice President                                                         1995     184,000         172,000
                                                                                   1994     113,000         103,000

Brian Doyle.................................................................       1996  $  101,000    $     48,000
  Executive Vice President                                                         1995           0          35,000

Richard Flynn...............................................................       1996  $  101,000    $     48,000
  Executive Vice President                                                         1995           0          35,000

------------------------

(1) The Company was incorporated in July 1996. Compensation for prior periods represents amounts paid by Rave, Picture Vision and All Access to their respective employees. All Access commenced operations in September 1995. See "Business--Executive Compensation--Employee Agreements."

(2) Includes amounts paid by the Company which the Company deemed to be for the benefit of such executive, including amounts paid for lodging, transportation, insurance, entertainment and other perquisites.

    The Company plans to obtain key-person life insurance coverage in the face amount of $500,000 for each of Messrs. Loeffler, Small, Doyle and Flynn naming the Company as beneficiary under such policies.

    COMPENSATION OF DIRECTORS

    Directors who are not employees or officers of the Company or associated with the Company ("Outside Directors") receive $500 for each Board of Directors and committee meeting attended. In addition all directors are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. Other than with respect to reimbursement of expenses, Directors who are employees or officers of the Company or who are associated with the Company do not receive additional compensation for service as a director.

    Additionally, for the period from January 1, 1997 through June 30, 1997, the Outside Directors will, on July 1, 1997, receive $12,000, payable half in cash and half in Common Stock valued at the initial public offering price. Thereafter, Outside Directors will be paid at the rate of $18,000 per fiscal year, payable quarterly with such payment to be half in cash and half in Common Stock valued on the last day of the applicable quarter.


    Outside Directors will also receive non-qualified options to purchase 5,000 shares of Common Stock for each year of service, payable in advance, with the first of such options to be granted to Paul Thomas Cohen and Thomas J. Edelman upon the effective date of the Offering. The initial options will be exercisable at the initial public offering price. Thereafter, the option exercise price will be the closing bid price of the Common Stock on the first trading day of each fiscal year, commencing July 1, 1997. Such options will be fully vested upon grant, and have a term of five years.


    COMPENSATION AGREEMENTS


    In October 1996, the Company entered into the Employment Agreements with each of the Executives. Each of the Employment Agreements becomes effective upon the closing of the Offering and is for a term of three years. Each of the Executives is required to devote substantially all of his business efforts to the affairs of the Company although specific, pre-existing limited activities are permitted. Pursuant to the Employment Agreements, John Loeffler, who serves as the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and Jon Small, Brian Doyle and Richard Flynn, who each serve as Executive Vice Presidents of the Company, each earn a base salary of $150,000.


    Pursuant to the Employment Agreements, four bonus plans have been established primarily for the benefit of the Executives. Under the first bonus plan, bonuses will be granted to each Executive based on earnings (as defined in the Employment Agreements) of the respective subsidiary or division which the Executive manages or co-manages. Generally the Executive receives approximately 60% of such earnings (with Messrs. Doyle and Flynn considered as one person for purposes of this calculation) up to a maximum of $375,000 of earnings for each of Rave and Picture Vision commencing with the fiscal year ending June 30, 1997 and $512,500 of earnings for All Access commencing with the fiscal year ending June 30, 1998. Messrs. Doyle and Flynn receive all earnings of All Access up to $325,000 of earnings for the year ending June 30, 1997. Each of the Executives will have the right to allocate any portion of the bonus granted to him to any of the employees of the respective subsidiary or division of such Executive. Under the second bonus plan, a bonus pool equal to 10% of the consolidated pretax earnings of the Company (after giving effect to the payment of all other bonuses), will be established for each fiscal year. Awards under this bonus pool will be granted to the Company's employees at the discretion of the Company's Board of Directors. The third bonus plan has been established for the benefit of Brian Doyle, Richard Flynn and others designated by them based on cumulative profitability of the recorded music business to reward them based on a successful launch of the record label. Under this bonus program, $250,000 will be granted in the first fiscal year in which cumulative net pretax profits of the record label, including Brian Doyle's base salary paid by the record label, exceed $1,000,000. An additional bonus of $250,000 shall be granted in the first fiscal year in which cumulative net pretax profits of the record label, including Brian Doyle's base salary paid by the record label, exceed $2,000,000. An additional bonus of $100,000 shall be granted in the first fiscal year in which cumulative net pretax profits of the record label, including Brian Doyle's base salary paid by the record label, exceed $2,400,000. No bonus will be granted under this plan after fiscal 2001 and the maximum aggregate bonus under this plan will be $600,000. The fourth bonus plan has been established as an incentive for successful consummation of special projects pre-designated by the Compensation Committee. Such plan provides for a bonus, if the net profits (as defined in the Employment Agreements) from the special project exceed $1,000,000. Such bonus will be calculated on 15% of net profits realized therefrom in excess of any bonus paid to such Executive pursuant to the first bonus plan. After the payment of any bonus pursuant to the fourth bonus plan, there will be payable 15% of future royalty revenue derived from such special project.

    Upon the closing of the Offering, John Loeffler and Jon Small will each receive an initial advance on possible future bonuses of $56,250. Upon the closing of the Offering, Richard Flynn and Brian Doyle will each receive an initial advance on possible future bonuses of $81,250 and $81,250 respectively. Thereafter, in each subsequent fiscal quarter the Company may grant, at the request of the Executives and upon approval of the Compensation Committee, additional advances to be offset against bonuses payable.

    Each of the Executives has the right to participate in the benefit plans established by the Company for the benefit of its key executives. If an Executive is discharged for cause, the Company is entitled to immediately terminate such Executive's Employment Agreement. If an Executive dies or is unable to perform his duties on account of illness or other incapacity and such Executive's Employment Agreement is terminated, he or his legal representative is to receive the Executive's base salary for the remainder of the term of the Employment Agreement. If an Executive voluntarily terminates his employment with the Company, he is entitled to receive compensation accrued through the date of termination. Additionally, the Employment Agreements contain confidentiality and non-competition clauses.

    Prior to the consummation of the Offering, the Company will enter into a Consulting Agreement with Mr. Thomas J. Edelman, a director of the Company, which agreement will commence on January 1, 1997 and terminate on July 1, 1998. Pursuant to such agreement, Mr. Edelman will receive a payment of $90,000 on July 1, 1998 in exchange for making his services available through June 30, 1998. Such agreement will not cover acquisitions which are introduced to the Company by Mr. Edelman, transactions on which he is asked to assist in an advisory capacity or payments for services, if any, beyond those which would normally be provided by a director. Mr. Edelman will receive additional compensation, as determined by the Company's Board of Directors, for such services.

STOCK OPTIONS

    In October 1996, the Board of Directors adopted and the stockholders approved the 1996 Option Plan (the "Option Plan"). The Option Plan allows for the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs") and/or Stock Appreciation Rights ("SARs") to directors, agents and employees of, and consultants to, the Company. The Option Plan further provides for the grant of NQSOs to directors, agents of, and consultants to, the Company, whether or not employees of the Company. The purpose of the Option Plan is to attract and retain exemplary employees, agents, consultants and directors. Options and SARs granted under the Option Plan may not be exercisable for terms in excess of 10 years from the date of grant. In addition, no options or SARs may be granted under the Option Plan later than 10 years after the Option Plan's effective date. The total number of shares of Common Stock with respect to which options and SARs will be granted under the Option Plan is 185,000. The shares subject to and available under the Option Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option or SAR that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the Option Plan.

    The Option Plan will be administered by the Compensation and Stock Option Committee which will be composed solely of two or more "Non-Employee Directors" within the meaning of paragraph (b)(3) of Rule 16b-3 promulgated under the Exchange Act, which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs, NQSOs or SARs, or a combination thereof, and the number of shares of Common Stock to be subject to such options or SARs. The exercise price of options granted under the Option Plan shall not be less than the fair market value per share on the date of grant, as determined by such committee.

    The Option Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the ISO will be treated as a NQSO. In addition, if an optionee owns more than 10% of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years.

    In December 1996, the Company, pursuant to the Option Plan, granted options to purchase 5,000, 5,000 and 15,000 shares of Common Stock to Messrs. Loeffler, Small and Edelman, respectively. Such options are fully vested, have a term of five years and have an exercise price equal to the initial public offering price.


    Outside Directors will also receive non-qualified options to purchase 5,000 shares of Common Stock for each year of service, payable in advance, with the first of such options to be granted to Paul Thomas Cohen and Thomas J. Edelman as of the effective date of the Offering. The initial options will be exercisable at the initial public offering price. Thereafter, the option exercise price will be the closing bid price of the Common Stock on the first trading day of each fiscal year, commencing July 1, 1997. Such options will be fully vested upon grant, and have a term of five years.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this Prospectus, certain information as to the stock ownership of (i) each of the Company's directors,
(ii) the Named Executive Officers, (iii) the Company's executive officers and directors as a group and (iv) all persons known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company prior to the Offering and giving pro forma effect to the sale of the Units offered hereby.

                                                                   PERCENTAGE OWNERSHIP OF ALL
                                                                     COMMON STOCK OUTSTANDING
                                                                  ------------------------------
                                                NUMBER OF SHARES
                                                       OF
                                                  COMMON STOCK     IMMEDIATELY     IMMEDIATELY
                                                  BENEFICIALLY       BEFORE           AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                OWNED(1)      THE OFFERING   THE OFFERING(2)
----------------------------------------------  ----------------  -------------  ---------------
John Loeffler.................................        341,000(3)         31.4%           16.4%
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
Paul Thomas Cohen.............................         13,333(3)          1.2%          *
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
Brian Doyle...................................        145,500            13.5%            7.0%
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
Thomas J. Edelman.............................         28,333(4)          2.6%            1.3%
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
Richard Flynn.................................        145,500            13.5%            7.0%
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
Robert Klein..................................         85,000             7.9%            4.1%
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
Jon Small.....................................        291,000(3)         26.8%           13.9%
  c/o Paradise Music & Entertainment, Inc.
  420 West 45th Street
  5th Floor
  New York, NY 10036
All executive officers and directors as a
  group (7 persons)...........................      1,049,666(5)         94.1%           49.6%

------------------------

*   Denotes less than 1%

(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted. See "Description of Securities--Common Stock."

(2) Does not give effect to any exercise of the Over-Allotment Option or the Representative's Warrants.

(3) Includes options to purchase 5,000 shares of Common Stock.

(4) Includes options to purchase 20,000 shares of Common Stock.

(5) Includes options to purchase 35,000 shares of Common Stock.

                              CERTAIN TRANSACTIONS

    On October 9, 1996, the Company entered into the Exchange Agreement with each of John Loeffler, Jon Small, Brian Doyle and Richard Flynn, each of whom was an executive officer and a director of the Company. Pursuant to the Exchange Agreement, John Loeffler and Jon Small were each issued 291,000 shares of Common Stock and Brian Doyle and Richard Flynn were each issued 145,500 shares of Common Stock in exchange for all of the outstanding stock of each of Rave, Picture Vision and All Access. The Company believes that this transaction was fair from a financial point of view. This belief is based on the fact that the Exchange Agreement, and the transactions consummated thereby, were analyzed and approved by the Company's Board of Directors and by all of its then existing stockholders.

    On October 9, 1996, the Company entered into an Expense Allocation Agreement (the "Expense Allocation Agreement") with each of All Access, Picture Vision, Rave and Robert Klein. John Loeffler, Jon Small, Brian Doyle and Richard Flynn were all directors and/or executive officers of the Company and were also owners, directors, and executive officers of Rave, Picture Vision and All Access, respectively, and Robert Klein was an executive officer and director of the Company, when the Expense Allocation Agreement was executed. Pursuant to the Expense Allocation Agreement, Rave, Picture Vision and All Access will contribute, pro rata up to $41,667 each to the Company, and Robert Klein will contribute up to $25,000, if the Offering does not occur. The Company believes that this transaction was fair from a financial point of view. This belief is based on the fact that the Expense Allocation Agreement, and the transactions contemplated thereby, were analyzed and approved by the Company's Board of Directors and by all of its then existing stockholders.

    On October 9, 1996, the Registrant issued 78,333 shares of its Common Stock to 11 individuals in a private placement (the "Private Placement") for $3.00 per share. There were no underwriters involved in the Private Placement. The Common Stock in the Private Placement was issued only to Accredited Investors, as such term is defined in the Securities Act. The aggregate offering price of the Private Placement was $234,999. Mr. Paul Thomas Cohen and Mr. Thomas Edelman, each directors of the Company, each purchased 8,333 shares of Common Stock in the Private Placement. The holders of these 78,333 shares have agreed not to sell, transfer or dispose of these shares for a period of one year following the date of this Prospectus. See "Offering By Selling Stockholders" and " Shares Eligible for Future Sale."

    John Loeffler, the President, Chief Executive Officer and a director of the Company, is also a consultant to Grey Advertising, which is a major client of the Company's commercial music production division. For such consulting services Mr. Loeffler is paid by Grey approximately $45,000 per year. The Company derived approximately $365,000 and $413,000 of commercial music production revenues (approximately 10% and 12% of total revenues) from Grey Advertising for the year ended June 30, 1996 and 1995, respectively and approximately $99,000 and $141,000 of commercial music production revenues (approximately 9% and 12% of total revenues) from Grey Advertising for the three months ended September 30, 1996 and 1995, respectively.

    All previous and future transactions between the Company and its directors, officers, and greater than five percent stockholders were or will be entered into on terms that were or are no less favorable to the Company than those that could or can be obtained from unaffiliated third parties. All prior, existing and future transactions between such parties, including any forgiveness of loans, will not be consummated without the prior written consent of the independent disinterested members of the Company's Board of Directors.

                        OFFERING BY SELLING STOCKHOLDERS

    An additional 78,333 shares of Common Stock (the "Selling Stockholder Securities") have been registered pursuant to the Registration Statement under the Securities Act, of which this Prospectus forms a part, for sale by the holders thereof (the "Selling Stockholders"). The Company will not receive proceeds from the sale of the Selling Stockholder Securities. All of the Selling Stockholder Securities have been registered, at the Company's expense, under the Securities Act and are expected to become tradable on or about the date of this Prospectus, subject to a contractual restriction, which may not be waived by the Representative, that such Common Stock may not be sold for one year after the date of this Prospectus. Sales of Selling Stockholder Securities or even the potential of such sales could have an adverse effect on the market prices of the Common Stock and the Warrants. The Company has been informed by the Representative that, other than the lock-up agreements, there are no agreements between the Underwriters and any Selling Stockholder regarding the distribution of the Selling Stockholder Securities. Other than with respect to Paul Thomas Cohen and Thomas Edelman, each a director of the Company, Walter Epstein, counsel to the Company, John Siegler, President of Rave, and the parents and brother of John Loeffler, the president of the Company, there are no material relationships between any of the Selling Stockholders and the Company, nor have any such material relationships existed within the past three years.

    The sale of the securities by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

    Selling Stockholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Stockholder Securities may not simultaneously engage in market making activities with respect to any securities of the Company for a period prior to the commencement of such distribution. Accordingly, in the event any of the Underwriters is engaged in a distribution of the Selling Stockholder Securities, such firm will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Underwriters are not obliged to act as a broker/dealer in the sale of the Selling Stockholder Securities and the Selling Stockholders may be required, and in the event any of the Underwriters is a market maker, will likely be required, to sell such securities through another broker/ dealer. In addition, each Selling Securityholder desiring to sell Common Stock will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of share of the Company's securities by such Selling Securityholder.

    The Selling Stockholders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           DESCRIPTION OF SECURITIES

GENERAL

    The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, $.01 value per share, and 5,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). Immediately prior to the Offering, there were outstanding 1,080,333 shares of Common Stock (held by 17 holders) and no outstanding shares of Preferred Stock.

UNITS

    Each Unit consists of one share of Common Stock and one Warrant. Two Warrants entitle the holder thereof to purchase one share of Common Stock. The Common Stock and the Warrants included in the Units will be separately transferable upon issuance. The Units will not trade separately subsequent to issuance.

COMMON STOCK

    Immediately prior to the Offering, there were 1,080,333 shares of Common Stock outstanding held by 17 record holders. The holders of the Common Stock are entitled to one vote per share with respect to all matters on which holders of the Common Stock are entitled to vote.

    Holders of the Common Stock have the right to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription, or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Common Stock in the Company's Certificate of Incorporation. All outstanding shares of Common Stock are, and those shares of Common Stock offered hereby will be, validly issued, fully paid and non-assessable. The Common Stock does not have cumulative voting rights and, therefore, holders of shares entitled to exercise more than 50% of the voting power are able to elect 100% of the directors of the Company.

WARRANTS

    The holder of two Warrants is entitled, upon payment of the exercise price of $7.20 per share, to purchase one share of Common Stock. Unless previously redeemed, the Warrants are exercisable at any time commencing on the date of
this Prospectus through the close of business on            , 2001, provided
that at such time a current prospectus relating to the Common Stock is in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Warrants are transferable separately from the Common Stock issued with such Warrants as part of the Units immediately upon issuance.

    The Warrants are subject to redemption by the Company at any time, upon 30 days' written notice, at a price of $.05 per Warrant, if the "closing price" of the Common Stock for any 20 consecutive business days ending on the fifth day prior to the date on which the notice of redemption is given has been equal to or greater than 120% of the then exercise price of the Warrants. "Closing price" shall mean the closing bid price if listed on the Nasdaq SCM or the last sale price if listed on The Nasdaq National Market or a national securities exchange. Holders of Warrants will automatically forfeit their rights to purchase the Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants must be redeemed if any of that class are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, upon 30 days' notice before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid and that the right to exercise the Warrants shall terminate at 5:00 p.m. (New York City time) on the business day immediately preceding the date fixed for redemption.

    The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration of the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the "subscription form" on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised.

    The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events, provided, however, that no such adjustment shall be made upon, among other things, (i) the issuance or exercise of options or other securities under the Option Plan or other employee benefit plans up to certain maximum amounts or (ii) the sale or exercise of outstanding options or warrants or the Warrants offered hereby.

    The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. The holder of the Warrants will not possess any rights as a stockholder of the Company unless he or she exercises the Warrants.

PREFERRED STOCK

    The Preferred Stock may be issued in series, and shares of each series will have such rights and preferences as are fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors may, without further action by the holders of Common Stock, fix the number of shares constituting that series and fix the dividend rights, dividend rate, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), rights and terms of redemption (including any sinking fund provisions) and the liquidation preferences of the series of Preferred Stock. It is to be expected that the holders of any series of Preferred Stock, when and if issued, will have priority claims to dividends and to any distributions upon liquidation of the Company and that they may have other preferences over the holders of the Common Stock.

    The Board of Directors may issue series of Preferred Stock without action of the stockholders of the Company. The issuance of Preferred Stock may adversely affect the rights of the holders of the Common Stock. In addition, the issuance of Preferred Stock may be used as an anti-takeover device without further action on the part of the shareholders. Furthermore, the issuance of Preferred Stock may dilute the voting power of holders of the Common Stock (such as by issuing Preferred stock with super-voting rights) and may render more difficult the removal of current management, even if such removal may be in the stockholders' best interests. The Company has no current plans to issue any Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW

    The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation, approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors and which transaction is approved or not opposed by the majority of the board of directors then in office.

    Section 203 generally defines a business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholders; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to the interested stockholder; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholders as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

    These provisions could have the effect of delaying, deferring or preventing a change of control of the Company which could prevent the Company's stockholders from realizing a premium through a non-negotiated change in control. The Company's stockholders, by adopting an amendment to the Certificate of Incorporation or By-Laws of the Company, may elect not to be governed by
Section 203, effective twelve months after adoption. Neither the Certificate of Incorporation nor the By-Laws of the Company currently excludes the Company from the restrictions imposed by Section 203.

DIVIDEND POLICY

    The Company has never paid any cash dividends on its Common Stock. The Company anticipates that in the future, earnings, if any, will be retained for use in the business of the Company or for other corporate purposes, and it is not anticipated that cash dividends in respect of the Common Stock will be paid. See "Dividend Policy."

THE COMPANY'S TRANSFER AGENT

    Continental Stock Transfer & Trust Company, New York, NY, will serve as the Company's Transfer Agent for the Common Stock and Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon consummation of the Offering, the Company will have outstanding 2,080,333 shares of Common Stock. All of the shares of Common Stock offered hereby will be freely tradable without restriction or further registration under the Securities Act except for any shares purchased by any person who is or thereby becomes an affiliate of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act.

    Holders of the Warrants included in the Units offered hereby, will be entitled to purchase an aggregate of 500,000 shares of Common Stock upon exercise of the Warrants at any time during the four-year period following the date of this Prospectus, provided that the Company satisfies certain securities registration requirements with respect to the securities underlying the Warrants. Any and all shares of Common Stock purchased upon exercise of the Warrants will be freely tradeable, except for any shares purchased by any person who is or thereby becomes an affiliate of the Company, provided such registration requirements are met.

    Up to 150,000 additional shares of Common Stock may be purchased by the Representative through the exercise of the Representative's Warrants. Any and all of such shares of Common Stock will be tradable without restriction, provided that the Company satisfies certain securities registration requirements in accordance with the terms of the Representative's Warrants. See "Underwriting."

    Upon consummation of the Offering, the Company will have a total of 2,080,333 shares of Common Stock outstanding, of which the 1,000,000 shares of Common Stock included in the Units will be eligible for immediate sale in the public market without restrictions, unless they are held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act and of which 1,080,333 shares will be "restricted" securities within the meaning of Rule 144 under the Securities Act. Additionally, the Company has granted options to certain directors of the Company to purchase an aggregate of 25,000 shares of Common Stock. The holders of such 1,080,333 shares of Common Stock and such options have agreed that they will not directly or indirectly offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock or any other equity security of the Company, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or any other equity security of the Company, or enter into any agreement to do any of the foregoing, for a period of two years from the date of this Prospectus, with respect to the officers and directors, and for a period of one year with respect to the Selling Stockholders who are not also directors. Upon the expiration of such one year period, 61,667 of these shares will be eligible for resale and upon the expiration of such two year period (or earlier upon the consent of Donald & Co. Securities Inc., except that Donald & Co. Securities Inc. may not release the lock-up with respect to 16,666 shares of Common Stock held by two Selling Stockholders during the one year period following the effective date of the Offering) the remaining 1,018,666 shares will become eligible for resale commencing in October 1998 under Rule 144, subject to volume and other limitations of Rule 144.

    In general under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an affiliate of the Company as that term is defined under the Securities Act, is entitled to sell, within any three month period, a number of shares beneficially owned for at least two years that does not exceed the greater of (i) one percent of the number of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Furthermore, a person who is not deemed to have been an affiliate of the Company during the ninety days preceding a sale by such person and who has beneficially owned such shares for at least three years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements.

    Under Rule 701 of the Securities Act, persons who purchase shares upon the exercise of options granted prior to the effective date of the Offering are entitled to sell such shares 90 days after the effective date of the Offering and in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and, in the case of nonaffiliates, without having to comply with the public information, volume limitation, or notice provisions of Rule 144.

    Prior to the Offering, there has been no public market for the Company's securities. Following the Offering, the Company cannot predict the effect, if any, that market sales of the Common Stock, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the existing stockholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Company's securities. In addition, the availability for sale of substantial amounts of Common Stock acquired through the exercise of the Warrants and other options or the Representative's Warrants could adversely affect prevailing market prices for the Common Stock.

    The Commission has recently proposed shortening the basic Rule 144 holding period from two years to one year; no assurance can be given as to when or whether such change will occur.

                                  UNDERWRITING

    The Underwriters named below, for whom Donald & Co. Securities Inc. is acting as Representative, have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 1,000,000 Units. The number of Units that each Underwriter has agreed to purchase is set forth opposite its name:

UNDERWRITER                                                                    NUMBER OF UNITS
-----------------------------------------------------------------------------  ---------------
Donald & Co. Securities Inc.
                                                                               ---------------
    Total....................................................................      1,000,000
                                                                               ---------------
                                                                               ---------------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to approval of certain legal matters by counsel to the Underwriters and various other conditions precedent, and that the Underwriters are obligated to purchase all of the Units offered by this Prospectus (other than the Units covered by the Over-Allotment Option described below), if any are purchased.

    The Company has been advised by the Representative that the Underwriters propose to offer the Units to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers (who may include
Underwriters) at that price less a concession not in excess of $         per
Unit. The Underwriters may allow, and such dealers may reallow, a concession not
in excess of $         per Unit to certain other dealers. After the Offering,
the offering price and other selling terms may be changed by the Representative.

    The Representative has informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

    The Company has granted to the Representative an option, exercisable during the 30-day period after the date of this Prospectus, to purchase from the Company at the initial public offering price, less underwriting discounts and the nonaccountable expense allowance, up to an aggregate of 150,000 additional Units for the sole purpose of covering over-allotments, if any.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Company has also agreed to pay to the Representative an expense allowance on a nonaccountable basis equal to 3% of the gross proceeds derived from the sale of the Units underwritten (including the sale of any Units subject to the Representative's Over-Allotment Option), $25,000 of which has been paid to date.

    The Company has granted the Representative for a period of three years from the date hereof the right to have the Representative's designee present at all meetings of the Company's Board of Directors and each of its committees. Such designee will be entitled to the same notices and communications sent by the Company to its directors and to attend directors' and committees' meetings, but will not be entitled to vote thereat. Such designee will also be entitled to receive the same compensation payable to directors as members of the Board and its committees and all reasonable expenses in attending such meetings. The Representative has not named such designee as of the date of this Prospectus.

    In connection with the Offering, the Company has agreed to sell to the Representative, for nominal consideration, the Representative's Warrants. The
Representative's Warrants are exercisable initially at $         per Unit (the
"Exercise Price") for a period of four years commencing one year from the effective date of the Offering. The Representative's Warrants contain antidilution provisions providing for adjustment of the Exercise Price upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. In addition, the Representative's Warrants grant to the holders thereof certain demand and "piggy back" rights for periods of four and six years, respectively, commencing one year from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Representative's Warrants.

    Subject to the rules of the National Association of Securities Dealers, Inc. (the "NASD"), the Company has agreed to appoint the Representative as warrant
solicitation agent       months after the date of this Prospectus, for which the
Representative will be entitled to a 5% fee upon the exercise of the Warrants solicited by it. No solicitation fee will be paid in connection with the exercise of the Representative's Warrants. In accordance with the NASD Notice to Members 81-83, no fee will be paid: (i) upon exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of Warrants held in any discretionary account; (iii) upon the exercise of Warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; or (iv) unless the Representative has been designated in writing by the holder of the Warrant as having solicited the exercise of the Warrant. Unless granted an exemption by the Commission from its rule 10b-6, the Representative and any soliciting broker-dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities for a period of two or nine days, whichever is applicable, prior to any solicitation of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative and soliciting broker-dealers may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

    The Company has agreed that, upon consummation of the Offering, it will enter into a two year financial consulting agreement with the Representative pursuant to which the Representative will provide the Company with investment banking and financial consulting services at a fee of $72,000, at the rate of $3,000 per month for the twenty-four months subsequent to the consummation of the Offering. Such services will include consulting with the Company's management with respect to, among other matters, stockholder relations, corporate expansion and long term financial planning.

    Prior to the Offering there has been no public market for any of the Company's securities. Accordingly, the offering price of the Units and the exercise price of the Warrants were determined by negotiation between the Company and the Representative. Factors considered in determining such prices, in addition to prevailing market conditions, included the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

                                 LEGAL MATTERS

    Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the Company by Rubin Baum Levin Constant & Friedman, New York, New York. Parker, Duryee, Rosoff & Haft, New York, New York, will pass upon certain legal matters for the Underwriters. Walter M. Epstein who is of counsel to Rubin Baum Levin Constant & Friedman owns through his retirement plan 10,000 shares of Common Stock and is listed as a Selling Stockholder.

                                    EXPERTS

    The Consolidated Financial Statements of the Company as of June 30, 1996 and for the years ended June 30, 1996 and 1995, included herein in the Registration Statement, of which this Prospectus forms a part, have been audited by Rothstein, Kass & Company, P.C., independent auditors, as set forth in their Report thereon appearing elsewhere in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission, a Registration Statement on Form SB-2 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements made in the Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information of issuers that file electronically with the Commission.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                                    CONTENTS

INDEPENDENT AUDITORS' REPORT......................................................        F-2

CONSOLIDATED FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS.....................................................        F-3

  CONSOLIDATED STATEMENTS OF OPERATIONS...........................................        F-4

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY.................................        F-5

  CONSOLIDATED STATEMENTS OF CASH FLOWS...........................................        F-6

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS......................................   F-7-F-15

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
PARADISE MUSIC & ENTERTAINMENT, INC.
New York, New York

    We have audited the accompanying consolidated balance sheet of Paradise Music & Entertainment, Inc. and Subsidiaries as of June 30, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Paradise Music & Entertainment, Inc. and Subsidiaries as of June 30, 1996, and the results of their operations and their cash flows for the years ended June 30, 1996 and 1995 in conformity with generally accepted accounting principles.

                                          ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
September 12, 1996, (except for Note 8, as to which the date is October 9, 1996)

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                HISTORICAL            PRO FORMA
                                                                         -------------------------  -------------
                                                                          JUNE 30,
                                                                            1996
                                                                         ----------
                                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                                                         1996           1996
                                                                                     -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)
                                      ASSETS

CURRENT ASSETS:
  Cash.................................................................  $   82,813   $   159,020    $   159,020
  Accounts receivable..................................................     129,715        65,440         65,440
  Prepaid production costs.............................................      17,255        32,001         32,001
  Other current assets.................................................                     5,830          5,830
                                                                         ----------  -------------  -------------
      Total current assets.............................................     229,783       262,291        262,291
                                                                         ----------  -------------  -------------

PROPERTY AND EQUIPMENT, less accumulated depreciation and
  amortization.........................................................      81,154        74,903         74,903
                                                                         ----------  -------------  -------------

OTHER ASSETS:
  Security deposits....................................................      14,072        14,072         14,072
  Deferred registration costs..........................................       5,000        10,000         10,000
                                                                         ----------  -------------  -------------
                                                                             19,072        24,072         24,072
                                                                         ----------  -------------  -------------
                                                                         $  330,009   $   361,266    $   361,266
                                                                         ----------  -------------  -------------
                                                                         ----------  -------------  -------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Deferred revenues....................................................  $   49,612   $    66,289    $    66,289
  Accrued payroll and related expenses.................................                    33,750         33,750
  Accounts payable.....................................................      81,854        35,463         35,463
  Retirement plan contributions payable................................      30,000
  Accrued expenses and other current liabilities.......................      28,563        13,857         13,857
                                                                         ----------  -------------  -------------
      Total current liabilities........................................     190,029       149,359        149,359
                                                                         ----------  -------------  -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, authorized 5,000,000 shares, none issued.............................................................
  Common stock, $.01 par value, authorized 20,000,000 shares, 998,000
    issued and outstanding.............................................       9,980         9,980          9,980
  Capital in excess of par value.......................................      12,090        12,090        189,932
  Retained earnings....................................................     119,160       191,087         13,245
  Common stock subscription receivable.................................      (1,250)       (1,250)        (1,250)
                                                                         ----------  -------------  -------------
      Total stockholders' equity.......................................     139,980       211,907        211,907
                                                                         ----------  -------------  -------------
                                                                         $  330,009   $   361,266    $   361,266
                                                                         ----------  -------------  -------------
                                                                         ----------  -------------  -------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  YEARS ENDED              THREE MONTHS ENDED
                                                                    JUNE 30,                 SEPTEMBER 30,
                                                           --------------------------  --------------------------
                                                               1996          1995          1996          1995
                                                           ------------  ------------  ------------  ------------

                                                                                              (UNAUDITED)
REVENUES.................................................  $  3,638,192  $  3,379,848  $  1,087,988  $  1,149,660
                                                           ------------  ------------  ------------  ------------
OPERATING EXPENSES:
  Cost of sales..........................................     1,939,807     2,096,076       559,701       567,288
  Marketing, selling, general and administrative.........     1,610,097     1,386,270       455,160       387,283
                                                           ------------  ------------  ------------  ------------
      Total operating expenses...........................     3,549,904     3,482,346     1,014,861       954,571
                                                           ------------  ------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES (CREDITS)..............        88,288      (102,498)       73,127       195,089
INCOME TAXES (CREDITS)...................................        10,500                       1,200         9,000
                                                           ------------  ------------  ------------  ------------
NET INCOME (LOSS)........................................  $     77,788  $   (102,498) $     71,927  $    186,089
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                                                 PRO FORMA DATA

INCOME (LOSS) BEFORE PRO FORMA INCOME TAXES (CREDITS)....  $     88,288  $   (102,498) $     73,127  $    195,089
PRO FORMA INCOME TAXES (CREDITS).........................        26,000       (37,000)       22,000        78,000
                                                           ------------  ------------  ------------  ------------
PRO FORMA NET INCOME (LOSS)..............................  $     62,288  $    (65,498) $     51,127  $    117,089
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
PRO FORMA NET INCOME (LOSS) PER COMMON SHARE.............  $        .06  $       (.07) $        .05  $        .11
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
WEIGHTED AVERAGE SHARES OUTSTANDING......................     1,039,167       990,667     1,039,167     1,039,167
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       YEARS ENDED JUNE 30, 1996 AND 1995

               THREE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                                          COMMON
                                                            COMMON STOCK      CAPITAL IN                  STOCK
                                                        --------------------  EXCESS OF    RETAINED    SUBSCRIPTION
                                                         SHARES     AMOUNT    PAR VALUE    EARNINGS     RECEIVABLE
                                                        ---------  ---------  ----------  -----------  ------------
BALANCES, July 1, 1994................................    707,000  $   7,070  $   --      $   143,870   $   (1,250)

SHARES ISSUED TO ACQUIRE ALL ACCESS ENTERTAINMENT
  MANAGEMENT GROUP INC., September 1, 1994............    291,000      2,910      12,090

NET LOSS..............................................                                       (102,498)
                                                        ---------  ---------  ----------  -----------  ------------
BALANCES, June 30, 1995...............................    998,000      9,980      12,090       41,372       (1,250)

NET INCOME............................................                                         77,788
                                                        ---------  ---------  ----------  -----------  ------------
BALANCES, June 30, 1996...............................    998,000      9,980      12,090      119,160       (1,250)

NET INCOME (UNAUDITED)................................                                         71,927
                                                        ---------  ---------  ----------  -----------  ------------

BALANCES, September 30, 1996 (UNAUDITED)..............    998,000  $   9,980  $   12,090  $   191,087   $   (1,250)
                                                        ---------  ---------  ----------  -----------  ------------
                                                        ---------  ---------  ----------  -----------  ------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEARS ENDED          THREE MONTHS ENDED
                                                                        JUNE 30,               SEPTEMBER 30,
                                                                 -----------------------  -----------------------
                                                                    1996        1995         1996        1995
                                                                 ----------  -----------  ----------  -----------

                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................................  $   77,788  $  (102,498) $   71,927  $   186,089
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization..............................      23,413       12,981       6,251        5,000
    Increase (decrease) in cash attributable to changes in
      assets and liabilities:
      Accounts receivable......................................      41,039     (136,976)     64,275       82,965
      Prepaid production costs.................................     109,464      126,190     (14,746)     126,719
      Other current assets.....................................       2,607         (519)     (5,830)       1,031
      Deferred revenues........................................     (32,510)     (94,118)     16,677      (82,122)
      Accrued payroll and related expenses.....................                               33,750       51,500
      Accounts payable.........................................    (130,444)     174,722     (46,391)    (141,733)
      Retirement plan contributions payable....................     (15,000)      28,000     (30,000)     (30,000)
      Accrued expenses and other current liabilities...........     (12,741)      32,477     (14,706)      (4,363)
                                                                 ----------  -----------  ----------  -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES......................      63,616       40,259      81,207      195,086
                                                                 ----------  -----------  ----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for property and equipment..........................     (27,782)     (67,482)                 (14,171)
  Proceeds from (payments for) security deposits...............       3,209      (17,281)                     (50)
                                                                 ----------  -----------  ----------  -----------

NET CASH USED IN INVESTING ACTIVITIES..........................     (24,573)     (84,763)                 (14,221)
                                                                 ----------  -----------  ----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on stockholders' loans..............................     (57,500)                              (57,500)
  Payments for deferred registration costs.....................      (5,000)                  (5,000)
  Proceeds from stockholders' loans............................                   57,500
  Proceeds from issuance of common stock.......................                   15,000
                                                                 ----------  -----------  ----------  -----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES............     (62,500)      72,500      (5,000)     (57,500)
                                                                 ----------  -----------  ----------  -----------
NET INCREASE (DECREASE) IN CASH................................     (23,457)      27,996      76,207      123,365
CASH, beginning of period......................................     106,270       78,274      82,813      106,270
                                                                 ----------  -----------  ----------  -----------
CASH, end of period............................................  $   82,813  $   106,270  $  159,020  $   229,635
                                                                 ----------  -----------  ----------  -----------
                                                                 ----------  -----------  ----------  -----------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND NATURE OF OPERATIONS:

    Upon the execution of the exchange agreement (the "Agreement") (SEE NOTE 8), Paradise Music & Entertainment, Inc. and Subsidiaries (the "Company") will be a music and entertainment company focused on providing music driven content for the expanding music and entertainment industry. The Company operates in three areas of the music and entertainment business through its three wholly-owned subsidiaries. The Agreement contemplates that Paradise Music and Entertainment, Inc. ("Paradise"), which was formed in July 1996, will exchange 873,000 shares of its common stock for all of the capital stock of its subsidiaries in a transaction to be accounted for as a pooling of interests, whereby the financial statements for all periods prior to the combination were restated to reflect the combined operations of its subsidiaries, All Access Entertainment Management Group, Inc. ("All Access"), a musical artist management company incorporated in New York, Picture Vision, Inc. ("Picture Vision"), a video production company incorporated in Tennessee, and John Leffler Music, Inc. (which operates under the name of Rave Music and Entertainment) ("Rave") a creator of music scores and advertising themes for television and radio, which was incorporated in New York (SEE NOTE 9).

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements give effect to the execution of the Agreement (SEE NOTE 8) and include the accounts of Paradise and its wholly-owned subsidiaries, Rave, Picture Vision and All Access. All significant intercompany transactions and balances have been eliminated in consolidation.

    REVENUE RECOGNITION--Commercial music production revenues and the related production costs are recognized upon acceptance of the music production by the client. Royalty and residual income is recognized when received. For projects which are short in duration, (primarily less than one month) video production revenues and related production costs are recorded upon completion of the video. For projects that have a longer term, video production revenues and related production costs are recorded using the percentage-of-completion method which recognizes income as work on the project progresses. Music artist management revenues are recognized when received. In accordance with industry custom, the Company currently operates its business based on oral agreements and purchase orders with its artists and customers. Pursuant to these arrangements the Company receives up to 20% of the gross revenues received in connection with artist entertainment related earnings less certain standard industry costs.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed as follows:

                                                       ESTIMATED
ASSET                                                 USEFUL LIVES      PRINCIPAL METHOD
--------------------------------------------------  ----------------  --------------------
Furniture, fixtures and equipment.................     5-7 Years       Declining-balance
Leasehold improvements............................   Term of Lease       Straight-line

    DEFERRED REGISTRATION COSTS--The Company has incurred and will be incurring additional costs relating to its proposed public offering (SEE NOTE 5). If the offering is successful, these costs will be charged to capital in excess of par value. If the offering is not successful, the costs will be charged to operations.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    IMPAIRMENT OF LONG-LIVED ASSETS--The Company periodically assesses the recoverability of the carrying amount of long-lived assets, including intangible assets. A loss is recognized when expected future cash flows (undiscounted and without interest) are less than the carrying amount of the asset. The impairment loss is determined as the difference by which the carrying amount of the asset exceeds its fair value.

    INCOME TAXES--Rave and All Access were "S" corporations prior to the execution of the exchange agreement and, as a result, earnings and losses have been included in the personal income tax returns of the respective stockholders. Accordingly, no provision for federal income tax or benefits from operating losses has been reflected in the consolidated financial statements for these subsidiaries (SEE NOTE 6).

    The Company complies with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes", which requires an asset and liability approach to financial reporting of income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

    NET INCOME (LOSS) PER COMMON SHARE--Net income (loss) per common share is computed based on net income (loss) applicable to common shareholders divided by the weighted average number of common shares outstanding. The weighted average includes shares issued within one year of the Company's proposed initial public offering (IPO) with an issue price less than the IPO price, using the treasury stock method.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair value of the Company's assets and liabilities which qualify as financial instruments under SFAS No. 107 approximate the carrying amounts presented in the consolidated balance sheets.

    USE OF ESTIMATES--The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    UNAUDITED FINANCIAL STATEMENTS--The financial statements as of September 30, 1996 and for the three months ended September 30, 1996 and 1995 are unaudited. These financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim period. All such adjustments, if any, are of a normal recurring nature.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3--PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following:

                                                                      JUNE 30,   SEPTEMBER 30,
                                                                        1996         1996
                                                                     ----------  -------------
                                                                                  (UNAUDITED)
Furniture, fixtures and equipment..................................  $  191,823   $   191,823
Leasehold improvements.............................................      33,746        33,746
                                                                     ----------  -------------
                                                                        225,569       225,569
Less accumulated depreciation and amortization.....................     144,415       150,666
                                                                     ----------  -------------
                                                                     $   81,154   $    74,903
                                                                     ----------  -------------
                                                                     ----------  -------------

    Certain property and equipment was jointly purchased by Rave and an unaffiliated company. Rave recorded 50% of the purchase price (approximately $75,000) as an asset. At June 30, 1996 and September 30, 1996 (UNAUDITED), the asset was fully depreciated.

NOTE 4--COMMITMENTS AND CONTINGENCIES:

    On October 9, 1996, the Company entered into employment contracts with four of the Company's executives (SEE NOTE 8).

    On October 9, 1996, the Company entered into an expense allocation agreement with Rave, Picture Vision, All Access, and the Company's Treasurer (SEE NOTE 8).

    Rave rents office and commercial music recording studio space pursuant to a sublease arrangement at an annual rate of $50,000, which expires in May 1997. All Access and Picture Vision rent office space under leases which expire between 1997 and 2001 and provide for future aggregate minimum annual rent, exclusive of common area and other expenses, as follows:

YEAR ENDING JUNE 30:
----------------------------------------------------------------------------------
1997..............................................................................  $   93,000
1998..............................................................................      17,000
1999..............................................................................      17,000
2000..............................................................................      17,000
2001..............................................................................       3,000
                                                                                    ----------
                                                                                    $  147,000
                                                                                    ----------
                                                                                    ----------

    Rent expense approximated $114,000 and $107,000 for the years ended June 30, 1996 and 1995, respectively, and was approximately $30,000 and $31,000 for the three months ended September 30, 1996 and 1995 (UNAUDITED), respectively (SEE
NOTE 8).

NOTE 5--PROPOSED PUBLIC OFFERING:

    On May 22, 1996, the Company signed a letter of intent with an investment banking firm for the purpose of underwriting an initial public offering for the sale of 1,000,000 units at $6 to $7 per unit. Each

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5--PROPOSED PUBLIC OFFERING: (CONTINUED) unit consists of one share of common stock and one redeemable common stock purchase warrant with two warrants entitling the holder to purchase one share of common stock.

NOTE 6--INCOME TAXES (CREDITS):

    The provision for income taxes (credits) consists of the following:

                                                      YEARS ENDED         THREE MONTHS ENDED
                                                        JUNE 30,             SEPTEMBER 30,
                                                 ----------------------  ---------------------
                                                    1996        1995       1996        1995
                                                 ----------  ----------  ---------  ----------

                                                                              (UNAUDITED)
Current:
  Federal......................................  $    5,500  $           $   4,000  $   35,000
  State........................................       2,000                  1,500       8,000
                                                 ----------  ----------  ---------  ----------
                                                      7,500                  5,500      43,000
                                                 ----------  ----------  ---------  ----------
Deferred (asset):
  Federal......................................       2,000                 (3,000)    (28,000)
  State........................................       1,000                 (1,300)     (6,000)
                                                 ----------  ----------  ---------  ----------
                                                      3,000                 (4,300)    (34,000)
                                                 ----------  ----------  ---------  ----------
  Total........................................  $   10,500  $           $   1,200  $    9,000
                                                 ----------  ----------  ---------  ----------
                                                 ----------  ----------  ---------  ----------

    The tax effect of the temporary differences are as follows:

                                                      YEARS ENDED         THREE MONTHS ENDED
                                                        JUNE 30,             SEPTEMBER 30,
                                                 ----------------------  ---------------------
                                                    1996        1995       1996        1995
                                                 ----------  ----------  ---------  ----------

                                                                              (UNAUDITED)
Net operating loss carryforwards...............  $           $   14,000  $          $
Current provision for income taxes.............      (7,500)                (5,500)    (43,000)
Accrual to cash accounting.....................      (3,000)      8,000      4,300      34,000
                                                 ----------  ----------  ---------  ----------
                                                    (10,500)     22,000     (1,200)     (9,000)
Valuation allowance............................                 (22,000)
                                                 ----------  ----------  ---------  ----------
Total current and deferred income tax
  liability....................................  $  (10,500) $           $  (1,200) $   (9,000)
                                                 ----------  ----------  ---------  ----------
                                                 ----------  ----------  ---------  ----------

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6--INCOME TAXES (CREDITS): (CONTINUED)
    The following reconciles the computed income tax expense (credit) at the federal statutory rate to the pro forma provision for income taxes.

                                                         YEARS ENDED            THREE MONTHS ENDED
                                                           JUNE 30,               SEPTEMBER 30,
                                                   ------------------------  ------------------------
                                                      1996         1995         1996         1995
                                                   -----------  -----------  -----------  -----------

                                                                                   (UNAUDITED)
Computed tax expense (credit) at
  federal statutory rate.........................       34.00%      (34.00)%      34.00%       34.00%
State provision less federal benefit.............        5.10        (5.10 )       5.10         5.10
Surtax and other.................................       (4.60 )      16.60        (8.90 )      (5.90 )
Non-taxable income resulting from
  Subchapter "S" election........................      (22.60 )                  (28.60 )     (28.60 )
Valuation allowance..............................                    22.50
                                                   -----------  -----------  -----------  -----------
                                                        11.90%%                    1.60%        4.60%
                                                   -----------  -----------  -----------  -----------
                                                   -----------  -----------  -----------  -----------

    The pro forma provision for income taxes reflects the income tax expense (credit) that would have been reported if All Access and Rave Subchapter "S" corporations had been "C" corporations and were consolidated along with Picture Vision to form Paradise Music and Entertainment, Inc.

                                                        YEARS ENDED        THREE MONTHS ENDED
                                                         JUNE 30,            SEPTEMBER 30,
                                                   ---------------------  --------------------
                                                     1996        1995       1996       1995
                                                   ---------  ----------  ---------  ---------

                                                                              (UNAUDITED)
Current pro forma income taxes:
  Federal........................................  $  15,000  $           $  10,000  $  47,000
  State..........................................     11,000      10,000     12,000     31,000
                                                   ---------  ----------  ---------  ---------
                                                      26,000      10,000     22,000     78,000
                                                   ---------  ----------  ---------  ---------
Deferred (asset):
  Federal........................................                (34,000)
  State..........................................                (13,000)
                                                   ---------  ----------  ---------  ---------
                                                                 (47,000)
                                                   ---------  ----------  ---------  ---------
  Total..........................................  $  26,000  $  (37,000) $  22,000  $  78,000
                                                   ---------  ----------  ---------  ---------
                                                   ---------  ----------  ---------  ---------

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6--INCOME TAXES (CREDITS): (CONTINUED)
    The following reconciles the computed income tax expense (credit) at the federal statutory rate to the pro forma provision for income taxes.

                                                         YEARS ENDED            THREE MONTHS ENDED
                                                           JUNE 30,               SEPTEMBER 30,
                                                   ------------------------  ------------------------
                                                      1996         1995         1996         1995
                                                   -----------  -----------  -----------  -----------

                                                                                   (UNAUDITED)
Computed tax expense (credit)
  at federal statutory rate......................       34.00%      (34.00)%      34.00%       34.00%
State provision, less federal benefit net........        8.60         6.50        11.00        10.60
Surtax and other.................................      (13.20 )      (8.60 )     (14.80 )      (4.60 )
                                                   -----------  -----------  -----------       -----
                                                        29.40%      (36.10 )%      30.20%      40.00%
                                                   -----------  -----------  -----------       -----
                                                   -----------  -----------  -----------       -----

    The pro forma consolidated balance sheet reflects a reclassification of $177,842 (unaudited) from retained earnings to capital in excess of par value in connection with the termination of the Company's "S" Corporation status in October 1996.

NOTE 7--ECONOMIC DEPENDENCY:

    Approximately $365,000 and $413,000 of commercial production revenues for the years ended June 30, 1996 and 1995, respectively, are derived from one advertising agency. For the three months ended September 30, 1996 and 1995 (UNAUDITED) approximately $99,000 and $141,000 of commercial production revenues are derived from the same advertising agency, respectively. Approximately $700,000 and $185,000 of musical talent management revenues for the years ended June 30, 1996 and 1995, respectively, are derived from two musical artists. For the three months ended September 30, 1996 and 1995 (UNAUDITED) approximately $273,000 and $320,000 of musical talent management revenues are derived from three and two musical artists, respectively. For the years ended June 30, 1996, approximately $518,000 and $778,000, respectively, of video production revenues were derived from two and one artists. For the three months ended September 30, 1996 and 1995 (UNAUDITED) approximately $468,000 and $374,000 of video production revenues were derived from six and five artists, respectively. At June 30, 1996, approximately $21,000 was owed in the aggregate to the Company from these artists and customers. At September 30, 1996 (UNAUDITED) approximately $65,000 was owed in aggregate to the Company from these artists and customers.

NOTE 8--SUBSEQUENT EVENTS:

    On July 18, 1996, Paradise Music and Entertainment, Inc. was formed and on July 22, 1996 issued 125,000 shares of common stock at $.01 par value to two founding stockholders.

    On October 9, 1996, the Company completed a private placement for the sale of 78,333 shares of its common stock for $234,999 ($3.00 per share), prior to deducting fees and expenses of approximately $15,000. All share amounts give effect to this transaction.

    On October 8, 1996, the Board of Directors adopted and the stockholders approved the Option Plan. The Option Plan provides for the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8--SUBSEQUENT EVENTS: (CONTINUED)
options ("NQSOs") to certain directors, agents and employees of, and consultants to, the Company and Stock Appreciation Rights (SARs). The Option Plan further provides for the grant of NQSOs to directors, agents of, and consultants to, the Company, whether or not employees of the Company. The purpose of the Option Plan is to attract and retain exemplary employees, agents, consultants and directors. Options and SARs granted under the Option Plan may not be exercisable for terms in excess of 10 years from the date of grant. In addition, no options or SARs may be granted under the Option Plan later than 10 years after the Option Plan's effective date. The total number of shares of Common Stock with respect to which options and SARs will be granted under the Option Plan is 185,000. The shares subject to and available under the Option Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option or SAR that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the Option Plan.

    On October 9, 1996, the Company issued 873,000 shares of its common stock in exchange for the outstanding stock of Rave, Picture Vision and All Access in a transaction accounted for as a pooling of interests. The accompanying consolidated financial statements for all periods prior to the exchange were restated to reflect the consolidated operations of the Company's.


    On October 9, 1996, the Company entered into employment agreements, as amended (the "Agreements"), with four of its executives (the "Executives"). Each of the Agreements are for a period of three years, and provide for annual base salaries of $150,000. Pursuant to the Agreements, four bonus plans have been established primarily for the benefit of the Executives.


    Under the first bonus plan, bonuses will be granted to each Executive based on earnings (as defined in the Agreements) of the respective subsidiary or division which the Executive manages or co-manages. Generally, the Executives receive approximately 60% of such earnings (with the two Executives of All Access considered as one person for purposes of this calculation) up to a maximum of $375,000 of earnings for each of Rave and Picture Vision commencing with the year ending June 30, 1997 and $512,500 of earnings for All Access commencing with the year ending June 30, 1998. The Executives of All Access receive all earnings of All Access up to $325,000 of earnings for the year ending June 30, 1997. Each of the Executives will have the right to allocate any portion of the bonus granted to him to any of the employees of the respective subsidiary or division of such Executive. Under the second bonus plan, a bonus pool equal to 10% of the consolidated pretax earnings of the Company (after giving effect to all other bonuses) will be established for each fiscal year. Awards under this bonus pool will be granted to the Company's employees at the discretion of the Company's Board of Directors. The third bonus plan has been established for the benefit of the Executives of All Access and others designated by them based on cumulative profitability of the recorded music business based on a successful launch of the record label. Under this bonus plan $250,000 will be granted in the first fiscal year in which cumulative net pretax profits of the record label, as defined in the Agreements, exceed $1,000,000. An additional bonus of $250,000 shall be granted in the first fiscal year in which cumulative net pretax profits of the record label, as defined in the Agreements, exceed $2,000,000. An additional bonus of $100,000 shall be granted in the first fiscal year in which cumulative net pretax profits of the record label, as defined in the Agreements, exceed $2,400,000. No bonus will be granted under this plan after June 30, 2001 and the maximum aggregate bonus granted under this plan will be $600,000. The fourth bonus plan has been established as an incentive for successful consummation of

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8--SUBSEQUENT EVENTS: (CONTINUED)
special projects pre-designated by the Compensation Committee. Such plan provides for a bonus, if net profits (as defined in the Agreements) from the special project exceed $1,000,000. Such bonus will be calculated on 15% of net profits realized therefrom in excess of any bonus paid to such Executive pursuant to the first bonus plan. After the payment of any bonus pursuant to the fourth bonus plan, there will be payable 15% of future royalty revenue derived from such special projects. Two of the Executives are entitled to receive an initial advance of $56,250, and two of the Executives are entitled to receive an initial advance of $81,250. Quarterly advances may be made thereafter as requested by the Executive and if approved by the Compensation Committee. Such advances will be offset against bonuses.

    On October 9, 1996, the Company entered into an expense allocation agreement with Rave, Picture Vision, All Access, and the Company's Treasurer. The expense allocation agreement provides that if the IPO is not consummated, each participant will be liable, on a pro rata basis, for up to $41,667, other than the Treasurer whose maximum liability is $25,000.

    On October 9, 1996, the Company issued 4,000 shares of its common stock to an attorney. As a result, deferred registration costs will increase by $12,000.

    As of October 21, 1996 (unaudited), the Company entered into a lease for approximately 15,000 square feet of space in New York City for a term of 12 years. The lease is currently being held in escrow and will become effective only if and when the Company pays the landlord the first months rent and security deposit thereunder. The rent, including operating expenses, under such lease is an average of approximately $160,000 per annum in years one to five, an average of approximately $222,000 per annum in years six to ten and an average of approximately $286,000 per annum in years eleven and twelve. Such lease also contains tax escalations. If the Company does not pay the landlord by February 1, 1997, this lease will not become effective and the Company will have no further obligations thereunder.

    In December 1996 (unaudited) one of the Company's subsidiaries borrowed $100,000 from a bank. Such loan bears interest at 1.5% above the bank's prime rate, is personally guaranteed by two officers of the Company and collateralized by all of the assets of such subsidiary and a cross corporate guarantee by the Company.

    On December 19, 1996 (unaudited) the Company granted options to purchase an aggregate of 25,000 shares of Common Stock to two officers and a director of the Company at an excercise price equal to the initial public offering price. Such options are fully vested and expire on December 19, 2001.

    Prior to the consummation of the proposed public offering, the Company expects it will enter into a consulting agreement with a director of the Company. Such agreement will provide for a payment of $90,000 on July 1, 1998 in exchange for such director making his services available through June 30, 1998.

                      PARADISE MUSIC & ENTERTAINMENT, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9--FINANCIAL DATA BY SUBSIDIARY:

    The following financial data is presented for the Company's subsidiaries:

                                                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                                                                  1995
                                                     YEAR ENDED JUNE 30,           ----------------------------------
                                                             1995
                                             ------------------------------------             (UNAUDITED)
                                                            ALL        PICTURE                    ALL       PICTURE
                                                RAVE       ACCESS       VISION        RAVE       ACCESS      VISION
                                             ----------  ----------  ------------  ----------  ----------  ----------
Total revenues.............................  $  804,041  $  185,817  $  2,389,990  $  175,620  $  319,610  $  654,430
Net income (loss)..........................      55,637     (29,351)     (128,784)      9,414     154,971      21,704

    Total revenue, and net income (loss) include 10 months of activity in 1995 for All Access.

                                                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                                                                                  1996
                                                     YEAR ENDED JUNE 30,           ----------------------------------
                                                             1996
                                             ------------------------------------             (UNAUDITED)
                                                            ALL        PICTURE                    ALL       PICTURE
                                                RAVE       ACCESS       VISION        RAVE       ACCESS      VISION
                                             ----------  ----------  ------------  ----------  ----------  ----------
Total revenues.............................  $  820,835  $  726,969  $  2,090,388  $  179,375  $  274,920  $  633,693
Net income (loss)..........................      (6,731)     48,954        35,565      27,388      40,044       4,495

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                 -----------
Prospectus Summary.............................           3
Risk Factors...................................           7
Use of Proceeds................................          15
Dividend Policy................................          16
Dilution.......................................          17
Capitalization.................................          18
Selected Consolidated Financial and Operating
  Data.........................................          19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          20
Business.......................................          24
Management.....................................          34
Principal Stockholders.........................          41
Certain Transactions...........................          42
Offering by Selling Stockholders...............          43
Description of Securities......................          44
Shares Eligible for Future Sale................          46
Underwriting...................................          48
Legal Matters..................................          49
Experts........................................          49
Additional Information.........................          50
Index to Financial Statements..................         F-1

                            ------------------------

    UNTIL            , 1997 (25 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,000,000 UNITS

                                 CONSISTING OF
                        1,000,000 SHARES OF COMMON STOCK
                            AND 1,000,000 REDEEMABLE
                             COMMON STOCK WARRANTS

                                PARADISE MUSIC &
                              ENTERTAINMENT, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  DONALD & CO.
                                SECURITIES INC.

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following are the estimated expenses (other than underwriting discounts and commissions) of the issuance and distribution of the securities being registered, all of which will be paid by Paradise Music & Entertainment, Inc. (the "Registrant").

SEC registration fee...........................................  $ 4,429.87
NASD filing fee................................................  $ 1,961.84
Representative's Non-Accountable Expense Allowance.............  $180,000.00
Nasdaq application fee.........................................  $10,000.00
Boston Stock Exchange application fee..........................  $10,000.00
Printing expenses..............................................  $60,000.00
Fees and expenses of counsel...................................  $165,000.00
Fees and expenses of accountants...............................  $100,000.00
Transfer agent and registrar fees..............................  $ 3,500.00
Blue sky fees and expenses.....................................  $45,000.00
Miscellaneous..................................................  $20,108.29
                                                                 ----------
    Total......................................................  $600,000.00
                                                                 ----------
                                                                 ----------

    The Registrant intends to pay all expenses of registration, issuance and distribution, excluding underwriters' discounts, with respect to the shares being sold by the Registrant.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant has broad powers to indemnify its directors, officers and other employees. This section (i) provides that the statutory indemnification and advancement of expenses provisions of the DGCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) establishes procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the stockholders or directors or an agreement providing for indemnification and advancement of expenses, (iii) applies a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, and (iv) permits the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 145(g) the DGCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.

    As permitted by Section 145(e) of the DGCL, the Registrant's By-laws provide that the Registrant shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the Registrant in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.

    Article Seventh of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be held personally liable to the Registrant or its stockholders for damages for any breach of duty in his capacity as a director unless a judgment or other final adjudication adverse to him establishes that (1) he breached his duty of loyalty to the Registrant or its stockholders, or (2) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (3) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (4) his acts violated Section 174 of the DGCL.

    The Registrant's By-Laws provide that the Registrant will indemnify its directors, officers and employees against judgments, fines, amounts paid in settlement and reasonable expenses.

    The Registrant intends to obtain and maintain liability insurance for the benefit of its directors and officers.

    Under the terms of the Underwriting Agreement, the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    On October 9, 1996 the Company entered into the Exchange Agreement, pursuant to which it issued an aggregate of 873,000 shares of Common Stock to John Loeffler, Jon Small, Brian Doyle and Richard Flynn in exchange for all of the outstanding common stock of each of Rave, Picture Vision and All Access. The Registrant claimed an exemption from the registration requirements of the Securities Act by relying on Section 4(2) of the Securities Act, which allows for an exemption for transactions by an issuer not involving any public offering, and the rules and regulations promulgated thereunder. The Company's basis for this exemption was the fact that the individuals receiving shares of Common Stock were the principals of each of the Company's constituent corporations and thus had full access to all information regarding the Company.

    On October 9, 1996, the Registrant issued 78,333 shares of its Common Stock to 11 individuals in a private placement (the "Private Placement") for $3.00 per share. There were no underwriters involved in the Private Placement. The Common Stock in the Private Placement was issued only to Accredited Investors, as such term is defined in the Securities Act. The Aggregate offering price of the Private Placement was $210,000. The Registrant claimed an exemption from the registration requirements of the Securities Act by relying on Section 4(2) of the Securities Act, which allows for an exemption for transactions by an issuer not involving any public offering, and Rule 506 of Regulation D promulgated thereunder.

    On October 9, 1996 the Company issued 4,000 shares of Common Stock to one individual for professional service rendered. The Registrant claimed an exemption from the registration requirements of the Securities Act by relying on
Section 4(2) of the Securities Act, which allows for an exemption for transactions by an issuer not involving any public offering, and the rules and regulations promulgated thereunder. The Company's basis for this exemption was the fact that this individual is an attorney who represented All Access and who had access to all information regarding the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits:


 EXHIBIT
  NUMBER                                                  DESCRIPTION
----------  --------------------------------------------------------------------------------------------------------
      1.1   Form of Underwriting Agreement*
      3.1   Certificate of Incorporation of the Registrant*
      3.2   Amended and Restated By-Laws of the Registrant
      4.1   Specimen of Registrant's Common Stock Certificate*
      4.2   Specimen of Registrant's Warrant Certificate*
      4.3   Form of Representative's Warrant Agreement including form of Warrant*
      4.4   Form of Warrant Agreement between Registrant and Continental Stock Transfer and Trust Company*
      5.1   Opinion of Rubin Baum Levin Constant & Friedman regarding legality*
     10.1   Exchange Agreement dated as of October 9, 1996 among the Registrant, Brian Doyle, Richard Flynn, John
            Loeffler and Jon Small*
     10.2   Employment Agreement dated as of October 9, 1996 between the Registrant and Brian Doyle*
     10.3   Employment Agreement dated as of October 9, 1996 between the Registrant and Richard Flynn*
     10.4   Employment Agreement dated as of October 9, 1996 between the Registrant and John Loeffler*
     10.5   Employment Agreement dated as of October 9, 1996 between the Registrant and Jon Small*
     10.6   Expense Allocation Agreement dated as of October 9, 1996 among the Registrant, Rave, Picture Vision, All
            Access and Robert Klein*
     10.7   Form of The Registrant's 1996 Stock Option Plan*
     10.8   Lease Agreement dated June 24, 1992 between Not Just Jingles, Inc. and Newmark & Company Real Estate,
            Inc.*
     10.9   Lease Agreement dated October 28, 1994 between the Registrant and Silk & Halpern Realty Associates,
            Inc.*
     10.10  Lease Agreement dated April 4, 1995 between the Registrant and Cummins Station L.L.C.*
     10.11  Sublease Agreement dated September 29, 1996 between the Registrant and Not Just Jingles, Inc.*
     10.12  Financial Consulting Agreement*
     10.13  Form of Consulting Agreement dated as of January 1, 1997 between the Company and Thomas J. Edelman*
     10.14  Lease Agreement dated as of October 21, 1996 between the Registrant and Twenty Third Street Joint
            Venture, together with Escrow Letter dated December 11, 1996.*
     10.15  Form of Amended and Restated Employment Agreement dated as of January 17, 1997 between the Registrant and Brian Doyle
     10.16  Form of Amended and Restated Employment Agreement dated as of January 17, 1997 between the Registrant and Richard Flynn
     10.17  Form of Amended and Restated Employment Agreement dated as of January 17, 1997 between the Registrant and John Loeffler
     10.18  Form of Amended and Restated Employment Agreement dated as of January 17, 1997 between the Registrant and Jon Small
     21.1   Subsidiaries of Registrant*
     23.1   Consent of Rothstein, Kass & Company, P.C.
     23.2   Consent of Rubin Baum Levin Constant & Friedman (included in Exhibit 5.1)
     24.1   Power of Attorney (included with the signature page to the registration statement)

 EXHIBIT
  NUMBER                                                  DESCRIPTION
----------  --------------------------------------------------------------------------------------------------------
     27.1   Financial Data Schedule*

------------------------


 *  Previously filed.


    (b) Financial Statement Schedules:

    All Schedules are omitted because of the absence of conditions under which they are required or because the required information is included in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

    (a) "The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that tine shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes that

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered thereon, and the offering of such securities at that tine shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on January 16, 1997.


                                PARADISE MUSIC & ENTERTAINMENT, INC.

                                BY:              /S/ JOHN LOEFFLER
                                     -----------------------------------------
                                                   John Loeffler
                                     CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints John Loeffler and Walter M. Epstein, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

      /s/ JOHN LOEFFLER         Chairman of the Board,        January 16, 1997
------------------------------    President and Chief
        John Loeffler             Executive Officer
                                  (Principal Executive
                                  Officer)

        /s/ JON SMALL           Executive Vice President,     January 16, 1997
------------------------------    and Director
          Jon Small

       /s/ BRIAN DOYLE          Executive Vice President      January 16, 1997
------------------------------    and Director
         Brian Doyle

       /s/ ROBERT KLEIN         Director                      January 16, 1997
------------------------------
         Robert Klein

      /s/ RICHARD FLYNN         Executive Vice President,     January 16, 1997
------------------------------    Treasurer, Secretary and
        Richard Flynn             Director (Principal
                                  Financial and Accounting
                                  Officer)

    /s/ PAUL THOMAS COHEN       Director                      January 16, 1997
------------------------------
      Paul Thomas Cohen

    /s/ THOMAS J. EDELMAN       Director                      January 16, 1997
------------------------------
      Thomas J. Edelman